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                                                                    EXHIBIT 99.1


                           PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is entered into as of the 28th day of August, 2002, by and between CITIBANK, N.A., a national banking association (the "Seller"), and BP 399 PARK AVENUE LLC, a Delaware limited liability company (the "Purchaser").

                               W I T N E S S E T H

WHEREAS, the land described in EXHIBIT A attached hereto (the "Land") and known as 399 Park Avenue, New York, New York, together with the building and all other improvements erected thereon (the "Building") and appurtenances thereto are subject to the condominium form of ownership pursuant to the terms of that certain Second Amended and Restated Declaration of Condominium dated as of January 1, 1995 and recorded October 2, 1997 in Reel 2502, Page 334 in the Office of the Register of the City of New York, County of New York (the "Condominium Declaration");

WHEREAS, the Condominium Declaration established and/or confirmed a plan for the creation of a condominium known as The 399 Park Avenue Condominium (the "Condominium");

WHEREAS, Seller is the fee owner of the premises described in EXHIBIT B-1 attached hereto and referred to as "Unit 1" in the Condominium Declaration ("Unit 1");

WHEREAS, Seller is the fee owner of the premises described in EXHIBIT B-2 attached hereto and referred to as "Unit 2" in the Condominium Declaration ("Unit 2");

WHEREAS, Unit 1 and Unit 2 represent all of the units in the Condominium (Unit 1 and Unit 2 are sometimes collectively referred to as the "Units", and each of Unit 1 and Unit 2 are sometimes individually referred to as a "Unit");

WHEREAS, Seller wishes to sell the Property (as such term is hereinafter defined) to Purchaser;

WHEREAS, Purchaser desires to purchase the Property from Seller;

WHEREAS, Purchaser has agreed to lease to Seller, and Seller has agreed to lease from Purchaser, the Citi Branch Leased Premises (as such term is hereinafter defined) in the manner hereinafter set forth; and

WHEREAS, Purchaser has agreed to lease to Citigroup (as such term is hereinafter defined), and Citigroup has agreed to lease from Purchaser, the Citi Office Leased Premises (as such term is hereinafter defined) in the manner hereinafter set forth;

WHEREAS, Purchaser has agreed to lease to Citigroup, and Citigroup has agreed to lease from Purchaser, the Citi Retail Leased Premises (as such term is hereinafter defined) in the manner hereinafter set forth;

WHEREAS, the parties hereto are desirous of setting forth their respective rights and obligations with respect to the transactions contemplated by this Agreement;

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NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


                                   DEFINITIONS

       DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

"ADJOURNED CLOSING DATE" has the meaning given to such term in Section 4.1(c) of this Agreement.

"ADJUSTMENT DATE" has the meaning given to such term in Section 6.1(a) of this Agreement.

"AGREEMENT" means this Purchase and Sale Agreement, including all Exhibits and Schedules hereto.

"AMERINDO" has the meaning given to such term in Section 6.2 of this Agreement.

"AMERINDO LEASE" means that certain Amended and Restated Office Space Lease dated as of March 21, 1997 between Seller's predecessor in interest and Amerindo, as amended by a certain First Lease Amendment dated as of March 24, 2000 between Seller's predecessor in interest and Amerindo and as modified by a certain Partial Surrender Agreement dated as of July, 2002 between Seller and Amerindo.

"APPROVED PURCHASE ORDERS" has the meaning given to such term in Section 6.7 of this Agreement.

"BILL OF SALE" has the meaning given to such term in Section 5.2(b) of this Agreement.

"BOARD OF MANAGERS" means the Board of Managers of the Condominium.

"BUILDING" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

"BUSINESS DAY" has the meaning given to such term in Section 2.2 of this Agreement.

"CITI BRANCH LEASE" has the meaning given to such term in Section 2.4 of this Agreement.

"CITI BRANCH LEASED PREMISES" means the space demised to Seller pursuant to the terms of the Citi Branch Lease.

"CITI BRANCH LEASE ESTOPPEL" has the meaning given to such term in Section 5.2(q) of this Agreement.

"CITI BRANCH LEASE SNDA" has the meaning given to such term in Section 5.4(d) of this Agreement.

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"CITIGROUP" means Citigroup Inc., a Delaware corporation.

"CITI OFFICE LEASE" has the meaning given to such term in Section 2.4 of this Agreement.

"CITI OFFICE LEASE ESTOPPEL" has the meaning given to such term in Section 5.2(r) of this Agreement.

"CITI OFFICE LEASE SNDA" has the meaning given to such term in Section 5.4(g) of this Agreement.

"CITI OFFICE LEASED PREMISES" means the space demised to Citigroup pursuant to the terms of the Citi Office Lease.

"CITI RETAIL LEASE" has the meaning given to such term in Section 2.4 of this Agreement.

"CITI RETAIL LEASED PREMISES" means the space demised to Citigroup pursuant to the terms of the Citi Retail Lease.

"CITI RETAIL LEASE ESTOPPEL" has the meaning given to such term in Section 5.2(s) of this Agreement.

"CITI RETAIL LEASE SNDA" has the meaning given to such term in Section 5.4(j) of this Agreement.

"CITY TRANSFER TAX" has the meaning given to such term in Section 5.5(b) of this Agreement.

"CLOSING" means the consummation of transactions described in Article II hereof.

"CLOSING DATE" means the date upon which the Closing shall occur, which date shall in no event or under any circumstance (but subject to Section 5.1) be later than the Outside Closing Date (as hereinafter defined), TIME BEING OF THE ESSENCE.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMMISSION AGREEMENTS" has the meaning given to such term in Section 10.1(m) of this Agreement.

"COMMITMENT" has the meaning given to such term in Section 4.1(a) of this Agreement.

"COMMON ELEMENTS" has the meaning given to such term in the Condominium Declaration.

"CONDOMINIUM" has the meaning given to such term in the second "WHEREAS" clause of this Agreement.

"CONDOMINIUM AGREEMENT" has the meaning given to such term in Section 5.9 of this Agreement.

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"CONDOMINIUM DECLARATION" has the meaning given to such term in the first
"WHEREAS" clause of this Agreement.

"CONTRACTED PURCHASE ORDER AMOUNT" has the meaning given to such term in Section
6.7 of this Agreement.

"CONTRACTS" means the service, supply, management, leasing, franchise, maintenance, security and all other agreements or contracts (including any amendment, modification or amendment and restatement of any of the foregoing) entered into in connection with, and exclusively relating to, the operation, leasing, maintenance and repair of the Property (and not any other property) including, without limitation, (i) the construction contracts and other agreements with respect to work that is normally capitalized instead of expensed in accordance with generally accepted accounting principles consistently applied, which is being performed or to be performed at the Property, (ii) any leases of any of the personal property included in this transaction, (iii) any contracts pertaining to displays of artwork or similar matters, (iv) any contracts with the City of New York or any other municipal, governmental or quasi-governmental entity or agency relating to the Property or its use, operation, leasing, maintenance or repair and (v) an undivided interest attributable to Seller's interest in all contracts entered into by the Board of Managers. For the avoidance of doubt, the term "Contracts" expressly excludes therefrom all agreements or contracts entered into by or on behalf of Seller which, relative to the rest of the Building, exclusively relate to any portion of the Property which will constitute part of the Citi Office Leased Premises, the Citi Branch Leased Premises or the Citi Retail Leased Premises, provided that such Contracts would not be required for Purchaser to fulfill its obligations under the Citi Office Lease, the Citi Branch Lease or the Citi Retail Lease.

"CONTROLLED AFFILIATE" has the meaning given to such term in Section 16.5 of this Agreement.

"CURRENT RECEIVABLES" has the meaning given to such term in Section 6.2 of this Agreement.

"DEED" has the meaning given to such term in Section 5.2(a) of this Agreement.

"DEPOSIT" has the meaning given to such term in Section 2.2(a) of this Agreement.

"ESCROW AGENT" has the meaning given to such term in Section 2.2(a) of this Agreement.

"EXCLUDED PROPERTY" means (i) the art work located in the lobby of the Building and more particularly described on SCHEDULE 1.1 attached hereto, which art work is owned, and will continue to be owned, by Seller after the Closing Date and will continue to be located in the lobby of the Building in accordance with the provisions of the Citi Office Lease, (ii) all fixtures, furniture, furnishings, equipment or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Property) owned or leased by the Board of Managers, any tenant, managing agent, leasing agent, contractor, or employee at the Property, (iii) the Back-Up Power System (as such term is defined in the Citi Office Lease) and all fixtures, furniture, furnishings, equipment or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Property) located in the Citi Office Leased Premises, the Citi Branch Leased Premises and/or the Citi Retail Leased Premises which is owned or leased by

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Seller or otherwise used by Seller in connection with the operation of its business (in contradistinction to the operation of the Building), and (iv) all tenant improvements installed prior to the date hereof, or in progress on the Closing Date, in any portion of the Property which will constitute part of the Citi Office Leased Premises, the Citi Branch Leased Premises or the Citi Retail Leased Premises.

"EXISTING LEASES" means Leases executed and delivered prior to the Closing Date.

"EXISTING MANAGEMENT AGREEMENT" means the existing management agreement previously entered into between Seller and Existing Property Manager with respect to the management of the Property.

"EXISTING PROPERTY MANAGER" means Cushman & Wakefield, Inc.

"FIRPTA AFFIDAVIT" has the meaning given to such term in Section 5.2(g) of this Agreement.

"LAND" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

"LEASES" means all space leases, licenses, occupancy agreements or other agreements, granting any rights of use, occupancy or possession in or to the Property or any portion thereof, and shall include, without limitation, all guaranties of such agreements, as all of the same may have been amended, modified and/or restated.

"LEHMAN" means Lehman Brothers, Inc., a Delaware corporation.

"LEHMAN BROTHERS LEASE" means that certain Lease dated October 1, 2001 between Seller, as landlord and Lehman, as tenant, as amended by that certain letter agreement dated as of October 1, 2001, as further amended by that certain First Supplemental Agreement dated as of January 1, 2002, as further amended by that certain Second Supplemental Agreement dated as of November 15, 2001 and as further amended by that certain letter agreement dated as of December 13, 2001.

"LETTER OF CREDIT" has the meaning given to such term in Section 2.2(d) of this Agreement.

"NEW CLOSING NOTICE" has the meaning given to such term in Section 4.4 of this Agreement.

"NON-OBJECTIONABLE ENCUMBRANCES" has the meaning given to such term in Section 4.1(c) of this Agreement.

"NOTICES" has the meaning given to such term in Section 11.1 of this Agreement. "OTHER TENANTS" has the meaning given to such term in Section 5.2(t) of this Agreement.

"OUTSIDE CLOSING DATE" has the meaning given to such term in Section 5.1 of this Agreement.

"PERMITTED ENCUMBRANCES" has the meaning given to such term in Section 3.1 of this Agreement.

"PROPERTY" means the Land, the Units, the Building and all other improvements, fixtures, appurtenances, equipment and other personal property (other than the Excluded Property) owned

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or leased by the Seller in connection with the operation and management of the
Units, as more particularly described in Section 2.3 below.

"PROPERTY TAXES" has the meaning given to such term in Section 6.1(a)(i) of this Agreement.

"PURCHASE PRICE" means One Billion Sixty Million and 00/100 Dollars ($1,060,000,000).

"PURCHASER" has the meaning given to such term in the preamble to this Agreement.

"PURCHASER INDEMNIFIED PARTIES" means Purchaser and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Purchaser, or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

"RECEIVABLES" has the meaning given to such term in Section 6.2 of this Agreement.

"REPRESENTATIVES" means, with respect to any person or entity, such person's or entity's agents or representatives, including, without limitation, its directors, officers, employees, affiliates, partners, agents, contractors, engineers, attorneys, accountants, consultants, brokers or financial advisors.

"REQUIRED PERCENTAGE" has the meaning given to such term in Section 5.2(t) of this Agreement.

"SCHEDULED CLOSING DATE" has the meaning given to such term in Section 5.1 of this Agreement.

"SELLER" has the meaning given to such term in the preamble to this Agreement.

"SELLER CAPITAL IMPROVEMENTS/REPAIRS" has the meaning given to such term in
Section 8.1(b)(iv) of this Agreement.

"SELLER ESTOPPEL" has the meaning given to such term in Section 5.2(t) of this Agreement.

"SELLER INDEMNIFIED PARTIES" means Seller and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

"SELLER KNOWLEDGE INDIVIDUALS" has the meaning given to such term in Section
10.1 of this Agreement.

 "STANDARD TENANT ESTOPPEL" has the meaning given to such term in Section 5.2(q) of this Agreement.

 "STATE TRANSFER TAX" has the meaning given to such term in Section 5.5(b) of this Agreement.

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"SUBORDINATION AGREEMENT" has the meaning given to such term in Section 5.9 of this Agreement.

"SYSTEM" has the meaning given to such term in Section 6.7 of this Agreement.

"TAKING" has the meaning given to such term in Section 14.1 of this Agreement.

"TENANT ALLOWANCES" has the meaning given to such term in Section 6.5 of this Agreement.

"TITLE COMPANIES" means, collectively, Chicago Title Insurance Company, Lawyers Title Insurance Corporation and First American Title Insurance Company, through their respective New York City offices.

"TITLE CURE NOTICE" has the meaning given to such term in Section 4.1(c) of this Agreement.

"TITLE CURE PERIOD" has the meaning given to such term in Section 4.1(c) of this Agreement.

"TITLE OBJECTIONS" has the meaning given to such term in Section 4.1(a) of this Agreement.

"TITLE POLICY" has the meaning given to such term in Section 4.7 of this Agreement.

"UNIT 1" has the meaning given to such term in the third "WHEREAS" clause of this Agreement.

"UNIT 2" has the meaning given to such term in the fourth "WHEREAS" clause of this Agreement.

"UNIT(S)" has the meaning given to such term in the fifth "WHEREAS" clause of this Agreement.

"UPDATE EXCEPTION" has the meaning given to such term in Section 4.1(b) of this Agreement.

"UPDATE OBJECTION DATE" has the meaning given to such term in Section 4.1(b) of this Agreement.


                          PURCHASE AND SALE; LEASEBACK

       PURCHASE AND SALE. Subject to the terms and provisions set forth in this Agreement, on the Closing Date: (a) Seller shall transfer or cause to be transferred all of Seller's right, title and interest in the Property to Purchaser and (b) Purchaser shall pay the Purchase Price to Seller as provided in Section 2.2.

       PAYMENT OF THE PURCHASE PRICE. The Purchase Price (subject to the prorations described below) is payable by Purchaser as follows:

       Simultaneously with the execution of this Agreement by Purchaser, Purchaser is delivering to Lawyers Title Insurance Corporation, as escrow agent (the "Escrow Agent") the sum of Seventy-Five Million Dollars ($75,000,000), which payment is to be made by wire transfer to a bank

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account designated by Escrow Agent in writing (such deposit which is made pursuant to this subsection (a) being hereinafter referred to as the "Deposit"). The Deposit shall be held by Escrow Agent in accordance with the terms of that certain Escrow Agreement of even date herewith between Seller, Purchaser and Escrow Agent in the form of EXHIBIT C attached hereto.

       Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account in the name of Escrow Agent, as escrow agent, and Purchaser shall have the right to direct the investment of all sums contained therein (it being agreed that Purchaser shall direct that such sums be invested in, and Escrow Agent shall cause such sums to be invested in, obligations or securities rated A-1+ or better by Standard & Poor's and which are payable on demand or having a maturity not later than the business day preceding the Scheduled Closing Date or any Adjourned Closing Date, if applicable). Escrow Agent shall not be liable for the loss of principal or interest on any investment made pursuant to the foregoing direction. If the Closing shall occur, the interest on the Deposit, if any, shall be paid to Purchaser, and, if the Closing shall not occur and this Agreement shall be terminated, then the interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. The party receiving such interest shall pay any income taxes thereon. Seller represents and warrants that Seller's tax identification number is 13-5266470. Purchaser represents and warrants that Purchaser's tax identification number is 04-3372948.

       At the Closing, the Deposit shall be paid to Seller and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the Deposit) to Seller, as adjusted pursuant to Article VI hereof, which payment shall be made by wire transfer on or before 2:00 p.m. Eastern Time on the Closing Date to a bank account designated by Seller in writing.

       Purchaser shall have a one time right to substitute a letter of credit (the "Letter of Credit") for all or any portion of the cash Deposit on the following terms and conditions:

       The Letter of Credit shall be in a minimum amount of $70,000,000, shall be issued not later than September 18, 2002, shall be issued for the account of Purchaser in favor of Seller, as the named beneficiary, by a New York City money center bank reasonably acceptable to Seller and shall be substantially in the form attached hereto as EXHIBIT C-1, and shall have an expiration date of October 10, 2002, it being agreed that if the Closing is extended by Seller or Purchaser to a date later than the Outside Closing Date in accordance with the provisions of this Agreement, Purchaser shall not later than the Outside Closing Date effect an extension of expiration date of the Letter of Credit to a date which is ten (10) business days after the date to which the Closing has been so extended. If the expiration date is not timely extended by Purchaser, Seller shall have the absolute and unconditional right to draw the Letter of Credit in full and to cause the proceeds thereof to be deposited with Escrow Agent as a cash Deposit, to be thereafter held and applied by Escrow Agent, together with any other cash Deposit then held by Escrow Agent, in accordance with the provisions of the Escrow Agreement.

       If Purchaser shall deliver to Seller a substitute Letter of Credit in accordance with the provisions of this Section 2.2(d) for any portion of the cash Deposit, Seller and Purchaser shall contemporaneously with such delivery direct Escrow Agent to release to Purchaser a portion of the cash Deposit deposited by Purchaser with Escrow Agent in accordance with the provisions of

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Section 2.2(a) of this Agreement equal to the face amount of the Letter of
Credit, it being agreed, however that Seller shall not be obligated to accept a substitute Letter of Credit unless the face amount thereof plus the amount remaining on deposit in the Escrow Account is equal to at least $75,000,000.

       If Purchaser shall deliver to Seller a substitute Letter of Credit in accordance with the provisions of this Section 2.2(d), then notwithstanding anything to the contrary contained in this Section 2.2, at the Closing (a) Purchaser shall pay the full Purchase Price (less any cash Deposit then held by Escrow Agent) to Seller, as adjusted pursuant to Article VI hereof, which payment shall be made by wire transfer on or before 2:00 p.m. Eastern Time on the Closing Date to a bank account designated by Seller in writing, and (b) Seller shall upon receipt of the full Purchase Price shall deliver the original of the Letter of Credit to Purchaser for cancellation.

       If Purchaser shall deliver to Seller a substitute Letter of Credit in accordance with the provisions of this Section 2.2(d), and if Purchaser shall default in the performance of its obligations under this Agreement, Seller shall have the absolute and unconditional right to draw the Letter of Credit in full and to cause the proceeds thereof to be deposited with Escrow Agent as a cash Deposit , to be thereafter held and applied by Escrow Agent, together with any other cash Deposit then held by Escrow Agent, in accordance with the provisions of the Escrow Agreement.

       If Purchaser shall deliver to Seller a substitute Letter of Credit in accordance with the provisions of this Section 2.2(d), and if Seller shall default in the performance of its obligations under this Agreement, Seller shall have the absolute and unconditional obligation to return the original Letter of Credit to Purchaser for cancellation.

       As used in this Agreement, the term "business day" shall mean every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed.

       SCOPE OF SALE. Included in the sale of the Property is all of the Seller's right, title and interest in and to the following:

       an undivided 100% interest in the Common Elements;

       all easements, covenants, servitudes and other rights now belonging or appertaining to, or comprising a part of, the Land or the Units, and all right, title and interest of the Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or behind or otherwise adjoining the Land or the Units and to the center line thereof;

       the buildings, structures, fixtures and other improvements, and the furniture, equipment, supplies, tools, machinery, security systems, computer software and other personal property which are now located on or attached to the Land or the Units, and any leases under which any of the same may be under lease to the Seller for use at the Units;

       to the extent they may be transferred under applicable law, all licenses, permits, approvals and authorizations required for the use and operation of all or any part of the Units;

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       Intentionally Omitted;

       to the extent they may be transferred, warranties covering any portion of the Units;

       the Leases, together with (but subject to the terms of Section 9.2 of this Agreement) all security deposits paid under the Leases;

     all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) pertaining to the Units in Seller's possession or control;

       all available tenant lists, lease files, correspondence, documents, booklets, manuals and promotional and advertising materials concerning the Units or used in connection with the operation of the Units, the Condominium, the Common Elements, or the Building, or any part thereof, to the extent any of the foregoing are located at the Building or the Existing Property Manager's office or otherwise in Seller's possession and control, and shall specifically exclude any internal books and records of Seller maintained at any of Seller's offices, internal and external appraisals of the Property and any other privileged or proprietary information not otherwise in the possession of the Existing Property Manager; and

       all other intangible personal property owned by the Seller or in which the Seller otherwise has an interest, and used solely in connection with or arising in connection with the operation of the Building in contradistinction to the operation of Seller's business conducted on or from the Units or any part thereof, including, if available, telephone exchange numbers, specifically excluding, however, any names or marks of Seller or any affiliates of Seller.

Seller and Purchaser acknowledge and agree that (i) there is expressly excluded from the items described in (a) - (j) above all Excluded Property and (ii) the value of the personal property that is included in the transaction contemplated by this Agreement is DE MINIMIS and no part of the Purchase Price is allocable thereto.

       LEASEBACK. On the Closing Date, (i) Purchaser shall lease to Seller and Seller shall lease from Purchaser the Citi Branch Leased Premises, pursuant to the terms and conditions of the lease attached hereto as EXHIBIT D (the "Citi Branch Lease"), (ii) Purchaser shall lease to Citigroup and Citigroup shall lease from Purchaser the Citi Office Leased Premises, pursuant to the terms and conditions of the lease attached hereto as EXHIBIT E (the "Citi Office Lease") and (iii) Purchaser shall lease to Citigroup and Citigroup shall lease from Purchaser the Citi Retail Leased Premises, pursuant to the terms and conditions of the lease attached hereto as EXHIBIT F (the "Citi Retail Lease").


                               STATUS OF THE TITLE

       PERMITTED ENCUMBRANCES. Subject to the terms and provisions of this Agreement, Seller's interest in the Property shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject only to the following (collectively, the "Permitted Encumbrances"):

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       the state of facts disclosed on the survey prepared by Earl B. Lovell -
S.P. Belcher, Inc. dated September 1, 1987, and last redated by visual examination on August 28, 2002, by Roland K. Links.;

       the standard printed exclusions from coverage contained in the ALTA form of owners title policy currently in use in New York, with the standard New York endorsement, and the easements, conditions, restrictions, agreements and encumbrances as set forth on SCHEDULE 3.1(b) annexed hereto;

       Non-Objectionable Encumbrances (as hereinafter defined) and any liens, encumbrances or other title exceptions approved or waived by Purchaser as provided in Section 4.1

       Property Taxes (as hereinafter defined) which are a lien but not yet due and payable, subject to apportionment in accordance with Article VI hereof;

       any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property, including, without limitation, those relating to zoning and land use;

       any utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Property, provided that, in the case of any of the foregoing items which shall not be of record, the same do not materially adversely affect the present use of the Property;

       any installment not yet due and payable of assessments imposed after the date hereof and affecting the Property or any portion thereof;

       all violations of laws, rules, regulations, statutes, ordinances, orders or requirements, now or hereafter issued or noted;

       the Condominium Agreement; and

       the rights and interests held by tenants under the Leases in effect at Closing.


                             TITLE INSURANCE, LIENS.

       TITLE OBJECTIONS. 1. The parties acknowledge that Seller (at Purchaser's expense) has delivered or caused to be delivered to Purchaser, and Purchaser has had an opportunity to review, title commitment number LT2K0296 issued by Lawyers Title Insurance Corporation, title commitment number 3102-00661 issued by Chicago Title Insurance Company and title commitment number NY-00001540-NYNY-N4002 issued by First American Title Insurance Company of New York (collectively, the "Commitment") for an owner's policy of title insurance with respect to Purchaser's acquisition of the Property. Purchaser shall purchase and accept such owner's policy of title insurance from the Title Companies, as co-insurers on an equal (i.e., 1/3rd each) basis and Purchaser shall cause any entity financing Purchaser's acquisition of the Property to similarly accept its mortgagee's policy of title insurance from the Title Companies on the

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same equal basis. Purchaser has heretofore given Seller notice of Purchaser's objections (the "Title Objections") to those liens, encumbrances or other title exceptions (other than Permitted Encumbrances) revealed by the Commitment or has otherwise waived its right to do so. Any liens, encumbrances and other title exceptions appearing on the Commitment which have not been expressly objected to in a written notice to Seller prior to the date hereof shall not constitute Title Objections and shall be deemed Permitted Encumbrances.

       If, prior to the Closing Date, any of the Title Companies shall deliver any update to the Commitment which discloses additional liens, encumbrances or other title exceptions which were not disclosed by the Commitment ) (each, an "Update Exception"), then Purchaser shall have until the earlier of (x) five (5) business days after delivery of such update or (y) the business day immediately preceding the Closing Date, time being of the essence (the "Update Objection Date") to deliver notice to Seller objecting to any of the Update Exceptions. If Purchaser fails to deliver such objection notice by the Update Objection Date, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not be deemed Title Objections and shall be deemed Permitted Encumbrances). If Purchaser shall deliver such objection notice by the Update Objection Date, any Update Exceptions which are not objected to in such notice shall not constitute Title Objections and shall be deemed Permitted Encumbrances.

       Purchaser shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections but shall be deemed Permitted Encumbrances) (1) over which the Title Companies are willing to insure (without additional cost to Purchaser), (2) against which the Title Companies are willing to provide affirmative insurance (without additional cost to Purchaser), or (3) which will be extinguished upon the transfer of the Property (collectively, the "Non-Objectionable Encumbrances"). Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate the Title Objections set forth in the Commitment or any update thereto by the Scheduled Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, upon at least two (2) business days' prior notice (the "Title Cure Notice") to Purchaser (except with respect to matters first disclosed during such two (2) business day period, as to which matters notice may be given at any time through and including the Scheduled Closing Date) adjourn the Scheduled Closing Date (such date to which Seller adjourns the Scheduled Closing Date is herein referred to as the "Adjourned Closing Date"), for a period not to exceed ninety (90) days ("the Title Cure Period"), in order to attempt to eliminate such exceptions.

       ELECTIONS. If Seller is unable to eliminate any Title Objection within the Title Cure Period, unless the same is waived by Purchaser, then, Purchaser may (i) accept the Property subject to such Title Objection without abatement of the Purchase Price, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the Closing Date with respect to Seller's failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement by notice given to Seller within ten (10) business days following expiration of the Title Cure Period, time being of the essence, in which event Purchaser shall be entitled to a return of the Deposit (together with any interest accrued thereon). If Purchaser shall fail to deliver the termination notice described in clause (ii) within the 10 business day period described therein, time being of the essence, Purchaser shall be deemed to have made the election under clause (i). Upon the timely giving of any termination notice under clause (ii), this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.

       NO ACTIONS. It is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause title in the Property to be in accordance with the terms of this Agreement on the Closing Date. Notwithstanding the foregoing, Seller shall be obligated to expend up to $20,000,000 to cure any Title Objection which can be satisfied, cured, discharged or otherwise removed by the payment of a sum of money (including, without limitation, by depositing up to $20,000,000 with the Title Companies in accordance with the provisions of Section 4.5).

       RESCHEDULED CLOSING DATE. If Seller shall have adjourned the Scheduled Closing Date in order to cure Title Objections in accordance with the provisions of Section 4.1, Seller shall, upon the satisfactory cure thereof, promptly reschedule the Scheduled Closing Date, upon at least five (5) business days' prior notice to Purchaser (the "New Closing Notice").

       DISPOSITION OF LIENS AND ENCUMBRANCES. In lieu of satisfying any liens or encumbrances required to be satisfied under this Agreement, Seller may, at its option, deposit with the Title Companies such sum of money or deliver to the Title Companies such affidavits and certificates as may be determined by the Title Companies as being sufficient to induce the Title Companies (i) to insure Purchaser and Purchaser's successors and assigns (at the then current rate(s) of the Title Companies) against collection of liens and/or encumbrances required to be eliminated by Seller (as hereinabove set forth) out of or against the Property or Purchaser or such successors and assigns, and (ii) to omit such liens and encumbrances from any title insurance policy issued to any unrelated arm's-length lenders of Purchaser and Purchaser's successors and assigns and the successors and assigns of such lenders, without additional charge or premium, and provided further that the Title Companies agree, in writing, to defend any action commenced by the holder of any lien or encumbrance so insured against to enforce or collect the same at the sole cost and expense of the Title Companies, in which event such liens and encumbrances shall not be objections to title.

       SELLER AFFIDAVITS. If the Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller shall deliver to the Title Companies affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Companies to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. In addition, Seller shall deliver to the Title Companies, all customary affidavits required to omit (i) exceptions with respect to municipal emergency repairs, (ii) exceptions with respect to (A) retroactive street vault charges, together with interest and penalties thereon, and (B) work done by the City of New York upon the Property or any demand made by the City of New York for any such work that may result in charges by the New York City Department of Environmental Protection for water tap closings or any related work, (iii) exceptions with respect to fees for inspections, reinspections, examinations and services performed by the Department of Buildings or for permits issued by the Department of Buildings, and (iv) any other exceptions of a similar type; provided that any of the exceptions enumerated in clauses (i) -
(iv) are customarily omitted from a title report on the basis of an affidavit from the owner of the property being insured, without the expenditure of money by such owner.

       TITLE INSURANCE. At Closing, the Title Companies shall issue to Purchaser or be irrevocably committed to issue to Purchaser an ALTA 1992 owner's form title insurance policy (the "Title Policy"), in the amount of the Purchase Price, insuring that fee simple title to the Property is vested in Purchaser subject only to the Permitted Encumbrances. Purchaser shall be entitled to request that the Title Companies provide such endorsements (or amendments) to the Title Policy as Purchaser may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on Seller, (b) Purchaser's obligations under this Agreement shall not be conditioned upon Purchaser's ability to obtain such endorsements and, if Purchaser is unable to obtain such endorsements, Purchaser shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Purchaser's request.


                                     CLOSING

       CLOSING. The Closing of the purchase and sale of the Property shall be held on September 25, 2002 (such date, or the date Seller sets for the Closing if Seller shall elect to extend this date pursuant to Section 4.1 or Section 5.2(u), or the date to which Seller or Purchaser adjourns the Closing in accordance with the provisions of this Section 5.1, is herein referred to as the "Scheduled Closing Date"), at 9:30 a.m. Eastern Time, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. Seller or Purchaser shall have the right to adjourn the date of Closing from September 25, 2002 until September 27, 2002 (the "Outside Closing Date") by written notice to the other party given on or before the originally Scheduled Closing Date. In order to facilitate the timely and expeditious closing of title and the payment of the Purchase Price on the Scheduled Closing Date, Seller and Purchaser shall conduct and complete a comprehensive pre-closing on the business day prior to the Scheduled Closing Date.

       SELLER'S CLOSING ITEMS. At the Closing, Seller agrees to execute, deliver and/or provide to Purchaser, or cause to be executed, delivered and provided to Purchaser, the following:

       a bargain and sale deed for the Property with covenants against grantor's acts and otherwise in accordance with all requirements of the Condominium Declaration and applicable law (the "Deed"), in the form attached hereto as EXHIBIT G.

       a bill of sale covering the personal property (other than the Excluded Personal Property) at the Property in the form attached hereto as EXHIBIT H (the "Bill of Sale");

       at Purchaser's request, an assignment or substitution of Seller's interest or position in the litigation and proceedings, if any, described on
SCHEDULE 10.1(C) attached hereto;

       a Secretary's or an Assistant Secretary's Certificate certifying that the Board of Directors of Seller has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

       a copy of the Articles of Association and the By-Laws of Seller, certified to be true and correct by an officer of Seller;

       a certificate from the Comptroller of Currency as to Seller's formation under the laws of the United States of America;

       a "non-foreign person" certification from Seller pursuant to Section 1445 of the Code in the form attached hereto as EXHIBIT I (the "FIRPTA Affidavit");

       a resignation by each member of the Board of Managers in the form attached hereto as EXHIBIT J;

       evidence of payment in full to the Board of Managers of all unpaid Common Charges (as such term is defined in the Condominium Declaration) theretofore assessed against the Units or otherwise payable by Seller under the Condominium Declaration;

       any bonds, warranties or guarantees, and any licenses and permits, which are in any way applicable to the Units or any part thereof in the possession or control of Seller;

       all tenant files (including the materials described in Section 2.3(i) hereof and all materials in the possession and control of Seller relating to the determination, calculation and billing of operating expenses at the Building), architectural, mechanical or electrical plans and specifications, interior floor plans, "as built" plans and surveys relating to the Units and/or any tenant spaces, as well as all changes thereto, in the possession or control of Seller;

       notices to all tenants of the Units informing them of the sale of the Property to Purchaser in the form attached hereto as EXHIBIT K;

       evidence of the termination of all Contracts set forth in SCHEDULE 10.1(i) attached hereto as well as the Existing Management Agreement.

       a certificate, dated as of the Closing Date, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent Seller has identified matters which have occurred with respect to Leases and leasing activities at the Property or security deposits held under Leases or other activities, but only to the extent any of the foregoing shall be expressly permitted under Section 8.1 of this Agreement and with respect to which Seller promptly delivers notice thereof to Purchaser or shall have otherwise been be approved by Purchaser);

       all original Leases and all original Contracts with respect to the Units (including, without limitation, all amendments, modifications, side letters or agreements with respect thereto) and, in the case of Leases, to the extent in Sellers possession or control, all correspondence relating thereto; provided, however, that if an original thereof is not in Seller's possession or under Seller's control, Seller shall deliver a copy thereof to Purchaser, certified to be true and complete;

       a schedule, dated as of the Closing Date, identifying each of the tenants of each of the Units, which schedule will be certified to be true, complete and correct in all material respects as of the date thereof;

       the cash security deposits (together with interest accrued thereon, if any, less a 1% administrative fee if such cash security deposit has been deposited in an interest bearing account) and all letters of credit or other non-cash security deposits with respect to the Leases but only to the extent the same have not been applied in accordance with the Leases or returned to tenants and relate to tenants occupying space in the Units on the Closing Date pursuant to Leases then in effect;

       an estoppel certificate substantially in the form contemplated by the Citi Branch Lease, dated as of the Closing Date, duly executed by Seller as the tenant under the Citi Branch Lease (the "Citi Branch Lease Estoppel");

     an estoppel certificate substantially in the form contemplated by the Citi Office Lease, dated as of the Closing Date, duly executed by Citigroup as the tenant under the Citi Office Lease (the "Citi Office Lease Estoppel");

       an estoppel certificate substantially in the form contemplated by the Citi Retail Lease, dated as of the Closing Date, duly executed by Citigroup as the tenant under the Citi Retail Lease (the "Citi Retail Lease Estoppel");

       executed tenant estoppel certificates, dated as of a date not earlier than forty five (45) days prior to the Closing Date, from (i) Lehman under the Lehman Brothers Lease, substantially in the form contemplated by the Lehman Brothers Lease, and (ii) such other tenants of the Units (other than Seller, Citigroup and Lehman) (the "Other Tenants"), each substantially in the form attached hereto as Exhibit O (the "Standard Tenant Estoppel"), and subject to the provisions of Section 16.16 of this Agreement, as are necessary to cover one hundred (100%) percent of the total leased space in the Units (the "Required Percentage"), inclusive of the space leased pursuant to the Citi Branch Lease, the Citi Office Lease, the Citi Retail Lease and the Lehman Lease; provided, however, if for any reason Seller is unable to deliver any estoppels from Other Tenants on the Scheduled Closing Date such that Seller is unable to deliver tenant estoppels satisfying the Required Percentage, Seller shall be obligated to either (i) deliver a Seller estoppel certificate (a "Seller Estoppel") which covers the matters such tenant was obligated to certify to under its applicable Lease or (ii) adjourn the Closing for a period not to exceed sixty (60) days from the Scheduled Closing Date. If Seller elects to adjourn the Closing pursuant to clause (ii) of the preceding sentence, Seller shall be required at the expiration of such period to deliver Seller Estoppels for each of the Other Tenants from which Seller has been unable to obtain

Standard Tenant Estoppels during such sixty (60) day period and Seller and Purchaser shall close the purchase and sale hereunder in accordance with the provisions of this Agreement. Seller shall use commercially reasonable efforts to obtain such missing Standard Tenant Estoppels during such sixty (60) day period. Any Seller Estoppel shall by its terms survive for only one (1) year following the Closing Date; provided, however, if at any time prior to the expiration of such one (1) year period, Purchaser shall receive an estoppel certificate from the tenant covered in any such Seller Estoppel, then so long as Purchaser would have been obligated to accept such estoppel pursuant to Section
16.17 of this Agreement, such Seller Estoppel shall be returned to Seller and shall be deemed null and void and of no further force or effect;

       the affidavits or similar documents contemplated by Section 4.6 of this Agreement; and

       such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

Seller shall be deemed to have delivered the items set forth in clauses (j), (k) and (n) above if the same are left in the management office of the Building on the Closing Date.

       PURCHASER'S CLOSING ITEMS. At the Closing, Purchaser agrees to execute, deliver and/or provide to Seller, or cause to be executed, delivered and/or provided to Seller, the following:

       the balance of the Purchase Price (as adjusted in accordance with Article VI of this Agreement), in the manner required by Section 2.2 of this Agreement;

       if requested, a Letter of Direction from Purchaser directing Escrow Agent to pay the Purchase Price and all other amounts due at Closing, in accordance with the provisions of this Agreement, to Seller or any other person as Seller shall designate;

       a Secretary's Certificate certifying that the Board of Directors of Purchaser has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

       a certificate, dated as of the Closing Date, stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date; and

       such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

       DOCUMENTS JOINTLY EXECUTED BY SELLER AND PURCHASER. Seller and Purchaser shall each execute and deliver (and, to the extent applicable, Seller shall cause Citigroup to execute and deliver) the following documents:

       the City Transfer Tax and State Transfer Tax returns provided for in
Section 5.5, to be delivered to the Title Companies;

       the Citi Branch Lease;

       a Memorandum of the Citi Branch Lease, in proper statutory form for recording;

       a subordination, non-disturbance and attornment agreement among Seller, Purchaser and Purchaser's lender, if any, in the form attached as Exhibit H-1 of the Citi Branch Lease (the "Citi Branch Lease SNDA");

       the Citi Office Lease;

       a Memorandum of the Citi Office Lease, in proper statutory form for recording;

       a subordination, non-disturbance and attornment agreement among Citigroup, Purchaser and Purchaser's lender, if any, in the form attached as Exhibit H-1of the Citi Office Lease (the "Citi Office Lease SNDA");

       the Citi Retail Lease;

       a Memorandum of the Citi Retail Lease, in proper statutory form for recording;

       a subordination, non-disturbance and attornment agreement among Citigroup, Purchaser and Purchaser's lender, if any, in the form attached as Exhibit H-1of the Citi Retail Lease (the "Citi Retail Lease SNDA");

       an assignment and assumption of the Leases in the form attached hereto as EXHIBIT L;

       an assignment and assumption of the Contracts which Purchaser has elected to assume pursuant to Section 5.11 of this Agreement, in the form attached hereto as EXHIBIT M;

       an assignment and assumption of Seller's obligations under that certain Systems Agreement by and among Seller, Dai-Ichi Life Investment Properties, Inc., The Citigroup Center Condominium and The 399 Park Avenue Condominium, dated as of November 22, 2000 in the form attached hereto as EXHIBIT N;

       the documentation necessary to comply with Section 5.7 of this Agreement;

       the Condominium Agreement; and

       such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

       TRANSFER AND RECORDATION TAXES. 1. At the Closing, all recording fees, recording taxes and sales taxes, if any, imposed in connection with the conveyance of the Property pursuant to this Agreement shall be paid by Purchaser.

       At the Closing, Seller shall pay the New York State Real Estate Transfer Tax (the "State Transfer Tax") in accordance with Article 31 of the Tax Law of the State of New York, and the New York City Real Property Transfer Tax (the "City Transfer Tax") imposed by Chapter 21,

Title 11 of the Administrative Code of the City of New York, in connection with the conveyance of the Property to Purchaser in accordance with the provisions of this Agreement, provided, however, that in the event that a State Transfer Tax and/or City Transfer Tax is not imposed in connection with the conveyance of the Property at Closing as contemplated by Section 16.6 hereof, then Seller shall remain liable for the payment of the State Transfer Tax and City Transfer Tax at such time as the exchange transaction contemplated by Section 16.6 is completed and such Transfer Taxes are levied, it being agreed that in no event or under any circumstances shall Seller be obligated to pay State Transfer Taxes and City Transfer Taxes pursuant to this subsection in excess of the amount which would have been payable by Seller without giving effect to the exchange transaction contemplated under Section 16.6 hereof.

       Seller and Purchaser shall each execute and/or swear to the returns or statements required in connection with the State Transfer Tax and the City Transfer Tax, and any other taxes referred to in this Section 5.5 or otherwise applicable to the transactions contemplated by this Agreement, and shall deliver same, together with the check or checks of Seller in payment thereof which are required of Seller, to the Title Companies on the Closing Date. All such tax payments shall be made by certified or bank check payable directly to the order of the appropriate governmental officer, or in such manner as the Title Companies shall reasonably require and accept.

       The agreement of Seller and Purchaser set forth in this Section with respect to the taxes described above shall not extend to any additional fees, penalties or interest charges payable in addition to such taxes as a result of
(i) the negligence or willful failure to act by either party, (ii) any incorrect or incomplete information in any return or form filed by either party, or (iii) the failure of a party to file any such return or form, it being agreed that the full amount of any such additional fees, penalties or interest charges shall be paid by the party whose negligence or willful failure to act, who has caused the incorrect or incomplete return or form to be prepared or who was required by law to file the return or form which was not filed, as the case may be, leads to the imposition of such additional fees, penalties or interest charges.

       The provisions of this Section 5.5 shall survive the Closing.

       TITLE INSURANCE AND SURVEY COSTS. The costs of examination of title (including all UCC, tax and other searches) and title premiums for the issuance by the Title Companies of policies of title insurance insuring Purchaser's fee interest in the Property, conforming to the requirements of Purchaser, shall be paid by Purchaser. The cost of obtaining new or updated surveys for the Property, conforming to the requirements of Purchaser, shall be paid by Purchaser. The provisions of this Section 5.6 shall survive the Closing.

       1099 COMPLIANCE. Seller and Purchaser shall execute, acknowledge and deliver to the other party such instruments, and take such other actions, as such other party may reasonably request in order to comply with Section 6045(e) of the Code, or any successor provision or any regulations promulgated pursuant thereto, insofar as the same requires reporting of information in respect of real estate transactions. The parties designate the Title Companies as the responsible party for reporting this information as required by law. The provisions of this Section 5.7 shall survive the Closing.

       ATTORNEY'S FEES. Seller and Purchaser shall each bear the costs of their respective counsel in connection with the sale and purchase of the Property.

       CONDOMINIUM DECLARATION. Seller and Purchaser shall jointly cause the Board of Managers to execute and deliver an Agreement by and among Purchaser, the Condominium (acting through the Board of Managers), Seller and Citigroup in the form of EXHIBIT P attached hereto pursuant to the provisions of which the Purchaser and the Condominium (acting through the Board of Managers) shall agree as follows:

       at all times when the Citi Office Lease is in effect, the Building shall be owned in the condominium form of ownership;

       at all times when the Citi Office Lease is in effect, there shall in no event or under any circumstances be any subdivision of Unit 2;

       at all times when the Citi Office Lease is in effect, there shall in no event be more than three subdivisions of Unit 1 into separate condominium units;

       at all times when the Citi Office Lease is in effect, all condominium units into which Unit 1 may be subdivided shall at all times be either directly or indirectly owned and controlled by a single entity, it being agreed by the parties hereto that ownership of any such subdivided condominium unit by an "exchange accommodation title holder" or a "qualified intermediary" in connection with a tax deferred exchange under Section 1031 of the Internal Revenue Code entered into by the owner of Unit 1 or the condominium units into which Unit 1 has been subdivided in accordance with the provisions of Section 5.9(c) shall not constitute a violation of this subsection (d), provided that at the conclusion of such tax deferred exchange (i.e., the transfer of such subdivided condominium unit by such "exchange accommodation title holder" or "qualified intermediary" to the ultimate purchaser thereof) such subdivided condominium unit and all of the other condominium units into which Unit 1 has been so subdivided are either directly or indirectly owned and controlled by a single entity;

       at all times when the Citi Office Lease is in effect, there shall in no event or under any circumstance be any reallocation of space between or among any of Unit 1, Unit 2 or any other condominium unit into which Unit 1 has been subdivided in accordance with the provisions of this Section;

       at all times when the Citi Office Lease is in effect, the tenant under the Citi Office Lease shall at all times be entitled to have a representative present at all meetings of the Board of Managers and shall be entitled to present its views on any and all matters before the Board of Managers;

       at all times when the Citi Office Lease is in effect, notwithstanding any sale, transfer or conveyance (whether voluntary, involuntary, by operation of law or as a result of foreclosure or acceptance of a deed in lieu of foreclosure) of either or both of the Units or of any condominium unit into which Unit 1 has been subdivided in accordance with the provisions of this Section, the Building shall at all times be managed by a single qualified manager having a standing and reputation in the New York metropolitan region as a first class manager of office buildings comparable to the Building and otherwise reasonably acceptable to the tenant under the Citi Office Lease, it being agreed by that Boston Properties L.P. and any management company directly owned and controlled by Boston Properties L.P. shall constitute an approved management company for the purposes of this subsection (g);

       other than certain transfers specifically exempted pursuant to the provisions of Article 48 of the Citi Office Lease, at all times when the Citi Office Lease is in effect, any sale, transfer or conveyance of the Property or any portion thereof (irrespective of whether in Unit 1, Unit 2 or any other condominium unit into which Unit 1 has been subdivided in accordance with the provisions of this Section) shall be subject to the right of first offer or the right of first refusal, as applicable, in favor of the tenant under the Citi Office Lease in accordance with the provisions of Article 48 of the Citi Office Lease, it being agreed by the parties that so long as the provisions of Article 48 of the Citi Office Lease are in form and substance complied with in all respects, the transfer of the Property or the portion thereof which is to be sold by the owner thereof to an "exchange accommodation title holder" or a "qualified intermediary" in connection with a tax deferred exchange of the Property or such portion thereof under Section 1031 of the Internal Revenue Code, and the transfer of the Property or such portion thereof by such "exchange accommodation title holder" or "qualified intermediary" to the ultimate purchaser thereof shall not be subject to the right of first offer or the right of first refusal set forth in Article 48 of the Citi Office Lease (i.e., such tax deferred exchange and the steps thereof shall be deemed to constitute a single sale, transfer and conveyance of the Property or such portion thereof for the purposes of determining compliance with the provisions of Article 48 of the Citi Office Lease);

       at all times when the Citi Office Lease or the Citi Retail Lease is in effect, the leasing of any space in the Building (irrespective of whether in Unit 1, Unit 2 or any other condominium unit into which Unit 1 has been subdivided in accordance with the provisions of this Section) shall be subject to the right of first offer in favor of the tenant or tenants thereunder (and any exemptions therefrom) in accordance with the provisions set forth in Article 40 and Article 41of the Citi Office Lease or Article 40 of the Citi Retail Lease, as applicable;

       at all times when any of the Citi Office Lease, the Citi Retail Lease or the Citi Branch Lease is in effect, the respective tenants thereunder shall be granted non-disturbance and such tenants shall attorn to the entity acquiring the interest of landlord under such Leases, provided that such entity has acquired such interest in compliance with the provisions of the Condominium Agreement and the provisions of the Citi Office Lease, the Citi Retail Lease or the Citi Branch Lease, as applicable; and

       in the event of any conflict between the provisions of the Condominium Declaration, the other Condominium documents, or any amendments of the foregoing, on the one hand, and the provisions of any of the Citi Office Lease, the Citi Retail Lease and/or the Citi Branch Lease, or any amendments of the foregoing, on the other hand, then the provisions of such Leases shall govern and control.

       The Condominium Agreement shall be duly recorded in New York County, and the Condominium Declaration shall be amended to the extent reasonably necessary to conform it to the provisions and requirements set forth in the Condominium Agreement. Seller shall be entitled to enforce the provisions of the Condominium Agreement by an action for specific performance, and shall be entitled to seek injunctive relief against Purchaser and/or the Board of Managers to the full extent that Seller is entitled thereto, it being agreed that Seller does not have an adequate remedy at law for damages which will be suffered by Seller in the event of a breach of the provisions of the Condominium Agreement.

            CONDITIONS PRECEDENT. The obligation of (i) Purchaser to consummate the transaction contemplated by this Agreement shall be conditioned upon Seller's delivery of the documents and instruments required to be delivered by Seller pursuant to
                 Section 5.2 and Section 5.4 of this Agreement and (ii) Seller to consummate the transaction contemplated by this Agreement shall be conditioned upon Purchaser's payment of the Purchase Price and Purchaser's delivery of the documents and instruments required to be delivered by Purchaser pursuant to Section 5.3 and Section 5.4 of this Agreement.

       ASSUMPTION OR TERMINATION OF CONTRACTS. Seller shall terminate each Contract and shall send a notice of such termination promptly after the execution of this Agreement, which notices shall be effective on the later to occur of the date of the Closing, or the respective dates provided for in the Contracts for such notices to be effective. Seller shall pay any and all charges and payments accrued under Contracts with respect to the period prior to the Closing and Purchaser shall pay any and all charges and payments accruing under Contracts with respect to the period of time from and after the Closing through the expiration of the contractual termination period thereunder. Seller agrees to terminate the Existing Management Agreement effective as of the Closing Date.


                               CLOSING ADJUSTMENTS

       CLOSING ADJUSTMENTS. 1. The following are to be apportioned as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Adjustment Date"), provided that the Purchase Price is received by Seller no later than 2:00 p.m. Eastern Time on the Closing Date (and in the event the Purchase Price is not received by 2:00 p.m. Eastern Time on the Closing Date, then as of 11:59 p.m. on the date on which the Closing occurs), subject in all cases to the rights of tenants under their Leases:

       real estate taxes, sewer rents and taxes, water rates and charges (to the extent not accounted for pursuant to clause (iii) below), vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Property (collectively, "Property Taxes"), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 6.1(b) hereof;

       charges (to the extent not accounted for pursuant to clause (iii) below) for all other public utilities, including, without limitation, steam, electricity and gas (to the extent the owner of the Units is responsible for payment thereof). The rights to the return of any deposits with utility

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companies shall be retained by Seller and Seller will not receive any credit at
Closing for such deposits. Purchaser shall promptly upon request of Seller put up any replacement deposit which may be required by a utility company as a precondition to the release of Seller's deposit;

       base rents, fixed rents, additional rents, escalation rents, percentage rents and any other rents paid or payable for the billing period in progress on the Closing Date, as and when collected; it being agreed that to the extent, on the Adjustment Date, base rent, fixed rent, additional rents, escalation rents, percentage rents or other rents have not been collected for such billing period, then each such item shall be adjusted retroactively to the Adjustment Date (and such adjustment paid) no later than thirty (30) days after each such item has been collected. Percentage rent, payments or reimbursements on account of operating expenses and real estate taxes, utility charges and any other payments, reimbursements or contributions by tenants under the Leases shall be prorated as follows: (y) with respect to percentage rents (if any), Purchaser shall furnish to Seller promptly upon receipt copies of all sales reports from tenants who owe percentage rent for any period prior to the Adjustment Date, whereupon the percentage rent due (if any) shall be promptly calculated and prorated between Seller and Purchaser as of the Adjustment Date; and (z) the amount of any other rents, payments, reimbursements or contributions to be made by any tenant shall be computed in accordance with such tenant's Lease as existing as of the Adjustment Date, and (provided that such tenant's rent payments are not in arrears) Purchaser shall remit to Seller Seller's pro rata portion of such rents, payments, reimbursements or contributions (based upon apportionment being made as of the Adjustment Date) promptly after such rents, payments, reimbursements or contributions have been collected by Purchaser from such tenant. If Seller has collected estimated amounts of prepayments in excess of any tenant's pro rata share, (i) Seller shall promptly remit said excess to Purchaser after notice from Purchaser and after such excess is verified by a review or analysis of estimated prepayments in accordance with such tenant's Lease, (ii) Purchaser shall promptly remit to the applicable tenant any such excess paid over to Purchaser pursuant to the preceding clause (i), and (iii) Purchaser shall indemnify and hold Seller harmless from all claims, demands, causes of actions, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Seller in connection with or arising out of Purchaser's failure to fulfill its obligations pursuant to the preceding clause (ii) of this sentence;

       permit fees and license fees with respect to any assigned permits and licenses;

       charges and payments under the terminated Contracts or permitted renewals or replacements thereof;

       wages and fringe benefits (including, without limitation, vacation pay, sick days, health, welfare, pension and disability benefits) and other compensation payable to all personnel employed at the Property;

       administrative charges on security deposits held pursuant to the Leases (provided the same are permitted to be charged pursuant to the applicable Leases);

       fuel, if any, as estimated by Seller's supplier, at current cost, together with any sales taxes payable in connection therewith, if any (a letter from Seller's fuel supplier shall be conclusive evidence as to the quantity of fuel on hand and the current cost therefor);

       Common Charges; and

       such other items that, in New York, New York, are customarily prorated, adjusted or paid in accordance with the "customs in respect to title closings" recommended by The Real Estate Board of New York, Inc., as amended and in effect on the Closing Date, in connection with the sale of property similar to the Property, consistent with the terms and provisions of this Agreement.

       Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing Date occurs, the apportionment of such Property Taxes based thereon shall be made at the Closing Date by applying the tax rate for the preceding year to the latest assessed valuation (or, if none, other basis of valuation, including, without limitation, written opinions of tax adjusters or as otherwise agreed to by Seller and Purchaser), but, promptly after the assessment and/or tax rate for the current year are fixed, the apportionment thereof shall be recalculated and Seller or Purchaser, as the case may be, shall promptly make an appropriate payment to the other based on such recalculation. If as of the Closing Date the Property or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which the first installment is then a lien and has become payable, Seller shall pay the unpaid installments of such assessments which are due prior to the Closing Date and Purchaser shall pay the installments which are due on or after the Closing Date.

       If there are water meters at the Property, the unfixed water rates and charges and sewer rents and taxes covered by meters, if any, shall be apportioned (i) on the basis of an actual reading done within thirty (30) days prior to the Adjustment Date, or (ii) if such reading has not been made, on the basis of the last available reading. If the apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall deliver to Purchaser or Purchaser shall deliver to Seller, as the case may be, the amount determined to be due upon such readjustment.

       Charges for all electricity, steam, gas and other utility services shall be billed to Seller's account up to the Adjustment Date and, from and after the Adjustment Date, all utilities shall be billed to Purchaser's account, other than charges for utility services relating solely to the period up to the Adjustment Date, which shall be billed directly to, and be paid directly by, Seller. If for any reason such changeover in billing is not practicable as of the Closing Date, as to any utility service, such utility service shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall promptly deliver to Purchaser, or Purchaser shall promptly deliver to Seller, as the case may be, the amount determined to be due upon such readjustment. If a bill is rendered by a utility company after the Closing and covers the period up to the Adjustment Date, then such bill shall be paid by Seller. If a bill is rendered by a utility company after the Closing and covers a period prior to and after the Adjustment Date, then such bill shall be apportioned between Seller and Purchaser, but such bill shall be paid by Purchaser.

       All funds in any operating accounts, reserve accounts or any other accounts pertaining to the Property on the Adjustment Date, whether in the name of Seller or Existing Property Manager, shall (subject to the terms of any applicable Leases and the adjustments required under this Agreement) be retained by Seller or applied as Seller shall direct, and all cash, coins and petty cash to which Seller is entitled (including without limitation, in coin operated machines) located on the Property shall be counted by Seller or Existing Property Manager on the Adjustment Date and the same shall be remitted to Seller by Existing Property Manager.

       The security deposits and advance rents with respect to the Leases (together with interest accrued thereon, if any, less a 1% administrative fee if such cash security deposit has been deposited in an interest bearing account) shall not be prorated, but instead shall be paid over to Purchaser on the Closing Date; provided, however, that, if such security deposits or advance rents are in the possession or control of Existing Property Manager, at Purchaser's request Seller shall direct Existing Property Manager in writing to retain possession or control thereof for the benefit of Purchaser. Promptly after the Closing, Seller shall transfer or cause to be transferred to Purchaser any and all letters of credit and the Seller's interest in any certificates of deposit held by Seller as security for a tenant's performance under any of the Leases being assigned to Purchaser. If any such letter of credit is non-transferable, Seller shall use its good faith efforts to have such letter of credit reissued in the name of Purchaser (at Seller's sole cost and expense), and failing that, Seller agrees to continue holding any such non-transferable letter of credit and agrees to present the letter of credit for payment or to release the letter of credit on the written instructions of Purchaser and will remit any funds collected thereunder to Purchaser (less any reasonable costs of collection), provided that Seller is indemnified and held harmless from and against any liability, cost or expense as a result thereof.

       COLLECTION OF RECEIVABLES. Purchaser shall remit to Seller promptly after collection by Purchaser Seller's apportioned share of all "Current Receivables" due from tenants at the Property that are not in default of their monthly rental obligations for any billing period prior to the billing period in progress on the Closing Date. The term "Receivables" as used in this Agreement shall mean all rental payments, expense reimbursements and other monetary obligations of any kind due and owing or to become due and owing to Seller for the period prior to the Closing Date under the Leases; the term "Current Receivables" shall mean all Receivables for the billing period in progress on the Closing Date. Purchaser shall undertake its customary collection efforts on behalf of Seller to collect all Receivables for a period of six (6) months from the Closing Date (which shall include the submission of monthly invoices and follow-up invoices, and may (but need not) include the commencement or continuation of litigation or other proceedings), it being agreed that in such cases any monies received by Purchaser from and after the Closing Date from any party liable for any portion of the Receivables to be collected by Purchaser shall be applied (after payment of all reasonable costs of collection, including reimbursement to Seller or Purchaser of any legal fees or collection costs reasonably incurred by either of them) FIRST to the payment of monies owed to Seller and Purchaser for the billing period in progress on the Closing Date, SECOND to any current sums and arrearages owed to Purchaser (relating to billing periods after the billing period in progress as of the Closing Date), and LAST to the balance of any Receivables. Any monies received by Purchaser which are to be applied to Receivables owed to Seller hereunder shall be held in trust by Purchaser for the benefit of Seller and remitted to Seller promptly after receipt. Notwithstanding the foregoing, Seller shall retain the sole right to collect (in such manner as it shall deem appropriate) (x) Receivables due from tenants who have vacated the Property prior to the Closing Date, and (y) those Receivables, if any, listed on SCHEDULE 6.2 attached hereto, and Purchaser shall not be required to undertake any collection efforts with respect to such Receivables except as provided in the following sentence. Upon the request of Seller, Purchaser shall take such commercially reasonable steps and actions, at the direction and expense of Seller, to cause Amerindo Investment Advisors Inc. ("Amerindo") to make the payments required to be made by Amerindo under paragraph 5 of that certain Partial Surrender Agreement dated July, 2002 between Seller and Amerindo. Purchaser acknowledges and agrees that it will be commercially reasonable for Seller to request Purchaser to terminate the Amerindo Lease if Amerindo fails to timely make the aforementioned payment and Purchaser shall terminate such lease if so requested by Seller provided that Seller shall indemnify and hold harmless Purchaser from and against all losses, costs and expenses suffered by Purchaser as a result of such termination (including, but not limited to, all base rent, fixed rent, and additional rent to which Purchaser would have been entitled during the remaining term of the lease with Amerindo) and provided further that if the Amerindo Lease is so terminated, Purchaser shall turn over to Seller (and Seller shall be entitled to retain) any security deposit then held by Purchaser under the Amerindo Lease. Purchaser hereby acknowledges that it has no right, title or interest in any payments owed to Seller under the aforementioned Partial Surrender Agreement and that such amounts belong exclusively to Seller. Any sums received by Purchaser in connection with the preceding sentence shall be held in trust by Purchaser for the benefit of Seller and shall be immediately turned over to Seller. Notwithstanding anything to the contrary hereinabove provided, (i) Purchaser acknowledges and agrees that from and after the Closing Date Seller shall at all times have the right to independently sue Amerindo to enforce the personal recourse obligation of Amerindo under paragraph 5 of the aforementioned Partial Surrender Agreement and (ii) Seller acknowledges and agrees that from and after the Closing Date, Purchaser shall at all times have the right to sue Amerindo to enforce the provisions of the Partial Surrender Agreement and shall have the right to exercise any and all remedies to which it is entitled under the Amerindo Lease with respect to any default thereunder. With respect to any pending litigation or other proceedings to collect any Receivables from tenants in occupancy on the Closing Date, Purchaser shall have the option of either (i) continuing such litigation or proceedings (the costs of which shall be equitably apportioned between Seller and Purchaser, based upon the amounts ultimately paid to each, and reimbursed out of the first monies collected, if any) and Purchaser shall be substituted as the plaintiff, if necessary, or (ii) of not continuing the litigation, whereupon Seller may continue such litigation in its own name and at its sole cost and expense, provided that such litigation shall not result in the eviction of the tenant or the termination of its Lease without Purchaser's consent, and in which event all sums collected by Seller as a result of such litigation (after payment of all costs and expenses) shall be applied in full satisfaction of the subject Receivables. Neither Purchaser nor Seller shall settle or compromise any claims against tenants which relate solely to Receivables payable to Purchaser and Seller without Seller's and Purchaser's prior written approval, which shall not be unreasonably withheld or delayed. If within sixty (60) days following the date hereof any of the Receivables to be collected by Purchaser have not been collected and remitted to Seller or Purchaser has not commenced litigation to collect such Receivables, then Seller may undertake its own efforts to collect such Receivables, including the commencement of litigation and other proceedings (but Seller shall not seek to evict any tenant or terminate any Lease), and in which event all sums collected by Seller as a result of such litigation (after payment of all costs and expenses) shall be applied in full satisfaction of the subject Receivables, it being agreed that Seller shall refrain from taking any such efforts during the sixty (60) day period following the Closing. Purchaser and Seller shall reasonably cooperate with each other in the collection of Receivables and shall execute any documents reasonably requested by the other to collect such Receivables; provided, however, such party's reasonable out-of-pocket costs are reimbursed by the other.

       TAX PROTESTS. As of the date of this Agreement, Seller may have engaged various law firms or consultants to protest the valuation of the Property ("Protest Proceedings"), as more particularly described in SCHEDULE 10.1(g) attached hereto, for the purpose of protesting the amount of ad valorem taxes for certain tax fiscal periods, some of which may have been paid by Seller and some of which either are not yet due and payable or have not been paid. With respect to tax fiscal periods commencing prior to the tax fiscal period in progress on the Closing Date, all ad valorem taxes imposed on the Property are the responsibility of Seller, and further, any refund payable to Seller by virtue of a favorable determination resulting from such protests shall belong exclusively to Seller, with Seller having the obligation to refund the portion of any such refund, if any, owing to tenants under leases in effect during such prior tax fiscal periods. Any refund (including, without limitation, any interest payable thereon) payable by virtue of a favorable determination resulting from any such Protest Proceeding with respect to the tax fiscal period in progress on the Closing Date, after payment or reimbursement of all fees and out-of-pocket expenses relating thereto, shall be prorated between Seller and Purchaser on a per diem basis, with Seller being entitled to receive the portion allocated to the portion of such tax fiscal period up to and including the Adjustment Date, and with Seller having the obligation to refund the portion of any such refund, if any, owing to tenants under the Leases on account of such refund attributable to periods prior to Adjustment Date. In connection with any Protest Proceeding for the tax fiscal period in progress on the Closing Date, at Purchaser's request Seller shall, if possible, cause Purchaser to be substituted for Seller in such Protest Proceeding and any other pending Protest Proceedings for tax fiscal periods commencing prior to the tax fiscal period in progress on the Closing Date, or if not possible, Seller shall permit Purchaser to control the conduct all such Protest Proceedings, it being agreed that Seller shall not be obligated to agree to the settlement of any such Protest Proceedings in which Purchaser has been substituted for Seller or which Purchaser is controlling unless Seller approves of such settlement in the exercise of its reasonable discretion. Seller and Purchaser shall otherwise cooperate with each other with respect to all Protest Proceedings. Neither Seller nor Purchaser shall in any event settle any Protest Proceedings pending on the Closing Date in which taxes for any tax fiscal period in progress on or prior to the Closing Date are being adjudicated without the other party's consent, which consent shall not be unreasonably withheld or delayed.

       LEASING COMMISSIONS. Seller and Purchaser shall each be responsible for the payment of those leasing commissions relating to Existing Leases allocable to each such party as set forth on SCHEDULE 6.4 attached to this Agreement, as the same become due and payable, it being the intention that (A) Seller shall be responsible for the payment of all leasing commissions, referral fees and legal fees relating to Existing Leases other than commissions or fees due or payable as a result of (i) the exercise of any renewal option or other option or right or failure to exercise any right under any Existing Lease which is exercised or not exercised after the Closing Date (including, without limitation, any such commissions or fees which become due and payable as the result of any extension of month to month tenancies occurring subsequent to the Closing Date or failure by a tenant to exercise a termination option subsequent to the Closing Date), or
(ii) any renewal, expansion or other modification of an Existing Lease entered into after the Closing Date or otherwise agreed to by Purchaser after the Closing Date and (B) Purchaser shall be responsible for the payment of (i) all leasing commissions and referral fees due or payable as a result of the exercise of any renewal option or other option or right, or failure to exercise any right, under any Existing Lease after the Closing Date (including, without limitation, any such commission or fees which become due and payable as the result of any extension of month to month tenancies occurring subsequent to the Closing Date or failure by a tenant to exercise a termination option subsequent to the Closing Date) and (ii) as the result of any renewal, expansion or modification of any Existing Lease entered into after the Closing Date or otherwise agreed to by Purchaser after the Closing Date. Purchaser shall reimburse Seller as an adjustment item to the extent Seller has paid any leasing commissions or referral fees which are the responsibility of Purchaser under the preceding sentence. Seller agrees to terminate at Closing the brokerage agreement listed as Items 2 and 4 on Schedule 10.1(m) insofar as the same pertain to the Property in accordance with the provisions of Section 2.1(C) of such brokerage agreements.

       TENANT IMPROVEMENTS AND OTHER EXPENSES. Seller and Purchaser shall each be responsible for the payment of all tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or to the tenant), tenant allowances, lease buyout costs, legal fees and expenses, moving allowances and other out-of-pocket costs (collectively, the "Tenant Allowances") as set forth on SCHEDULE 6.5 attached to this Agreement, as the same become due and payable, it being the intention that (A) Seller shall be responsible for the payment of all Tenant Allowances which are the obligation of the landlord under the Existing Leases other than (i) Tenant Allowances to the extent they become due and payable during the term of Existing Leases and do not relate to the initial occupancy by the tenants thereunder, and (ii) as set forth in the following clause (B) with respect to renewal options, expansion options or first offer rights, under the Existing Leases and (B) Purchaser shall be responsible for the payment of all Tenant Allowances to the extent they become due and payable during the term of Existing Leases and (i) do not relate to the initial occupancy by the tenants thereunder, or (ii) relate to renewal periods or additional space under renewal options, expansion options or first offer rights, under the Existing Leases exercised on or after the Closing Date or otherwise agreed to by Purchaser after the Closing Date. Purchaser shall reimburse Seller as an adjustment item to the extent Seller has paid any such expenses which are the obligation of Purchaser under clause (B) of the preceding sentence. Seller shall in no event be obligated to pay for any increased costs relating to change orders or additions to the tenant improvements or changes in the scope of the work or the specifications agreed to by Purchaser and issued on or after the Closing Date with respect to Existing Leases.

       BUDGETED REPAIRS. Seller shall be responsible for the payment of the costs and expenses incurred by Seller in connection with repairs, replacements and improvements relating to (i) the base building capital improvements for the Building generally but excluding costs and expenses for Tenant Allowances in connection with the leasing of space in the Units for a particular tenant and
(ii) capital improvements for the Common Elements, which repairs, replacements and improvements are either currently in progress or are anticipated to be incurred by Seller prior to the Closing Date and are as set forth on SCHEDULE
6.6 attached to this Agreement.

       PURCHASE ORDERS. Attached hereto as SCHEDULE 6.7 are all "open" purchase orders in the amount of $1,000 or more for the Building (other than work performed on an emergency basis which is not the subject of a purchase order) that have been entered into the database system for the Building (the "System") as of the date hereof. Seller shall be responsible for payment of the stated contract amounts, whether incurred as an owner of the Units or by a property manager of the Units or any portion of the Common Elements on behalf of the Board of Managers, in connection with the operation and maintenance of the Property (such contracted amounts, the "Contracted Purchase Order Amounts") for
(i) the purchase orders identified on SCHEDULE 6.7 attached hereto, including any amendments thereto entered into by or on behalf of Seller prior to the Closing Date, (ii) all other purchase orders for work performed at the Building and entered into by or on behalf of Seller prior to the Closing Date and (iii) work performed on an emergency basis at the Building prior to the Closing Date which is not the subject of a purchase order, whether or not entered into the System as of the Closing Date (the items set forth in the foregoing clauses (i)
- (iii) are collectively, the "Approved Purchase Orders"). Purchaser shall be responsible for all payments with respect to Approved Purchase Orders which are in excess of the Contracted Purchase Order Amounts to the extent such additional costs are incurred as a result of any act or omission of Purchaser.

       SURVIVAL. Seller and Purchaser agree to use reasonable efforts to calculate all adjustments required under this Article VI (and to make the adjustment payments resulting from such calculations) with respect to those items of income and expense which are ascertainable on the Closing Date by no later than twenty (20) days after the Closing Date. Each other item of income and expense which is subject to adjustment under this Article VI but which is not ascertainable on the Closing Date will be adjusted retroactive to the Closing Date, and the payment made on such adjustment within sixty (60) days after the date that such adjustment becomes ascertainable, I.E., the date by which each party, in its good faith business judgment, has sufficient information to make such adjustment. The parties agree that each party shall have the right following Closing, on reasonable written notice to the other, from time to time to review the books and records of such other party pertaining solely to the operations of the Property to the extent necessary to confirm the amounts of adjustments payable to Seller and/or Purchaser following the Closing, and Seller and Purchaser shall instruct any property manager to make its books and records available for this purpose. Purchaser and Seller shall cooperate as necessary following the Closing in order to promptly and in good faith discharge their respective obligations under this Article VI. Notwithstanding the foregoing, any claim for an adjustment under Section 6.1 will be valid if made in writing with reasonable specificity within one (1) year after the Closing Date, except in the case of items of adjustment which at the expiration of such period are subject to pending litigation or administrative proceedings. Claims with respect to items of adjustment which are subject to litigation or administrative proceedings will be valid if made on or before the later to occur of (i) the date that is one (1) year after the Closing Date and
(ii) the date that is one hundred eighty (180) days after a final order shall have issued in such litigation or administrative hearing. Both parties shall use good faith efforts to resolve any disputed claims promptly. The provisions of this Article VI shall survive the Closing. Purchaser shall notify, or shall cause its property manager to notify, Seller of any reimbursement adjustment to which Seller becomes entitled under the provisions of this Article VI promptly after Purchaser or such property manager determines that such reimbursement adjustment is due to Seller.


                                 INDEMNIFICATION

       SELLER'S INDEMNITY. Seller hereby agrees to indemnify Purchaser and the other Purchaser Indemnified Parties against, and to hold Purchaser and the other Purchaser Indemnified Parties harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Purchaser or any of the other Purchaser Indemnified Parties in connection with or arising out of acts or omissions of Seller or Seller's Representatives, or other matters or occurrences that take place before the Closing and relate to the ownership, maintenance or operation of the Property. Seller's obligations under this Section 7.1 shall survive the Closing for a period of two (2) years; provided, however, that Seller's obligations under this
Section 7.1 as the same relate to any Protest Proceedings described in Section
6.3 hereof shall survive the Closing for a period of five (5) years.

       PURCHASER'S INDEMNITY. Purchaser hereby agrees to indemnify Seller and the other Seller Indemnified Parties against, and to hold Seller and the other Seller Indemnified Parties harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by Seller or any of the other Seller Indemnified Parties in connection with or arising out of acts or omissions of Purchaser or Purchaser's Representatives, or other matters or occurrences that take place after the Closing and relate to the ownership, maintenance or operation of the Property. Purchaser's obligations under this Section 7.2 shall survive the Closing for a period of two (2) years; provided, however, that Purchaser's obligations under this Section 7.1 as the same relate to any Protest Proceedings described in Section 6.3 hereof shall survive the Closing for a period of five (5) years.

       INDEMNIFICATION PROCEDURES. Whenever in this Agreement it is provided that any party shall indemnify and hold harmless the other party, then, as a condition to such indemnity the terms of this Section 7.3 shall apply. The party indemnified shall promptly give written notice to the indemnitor of any claim or demand made upon it which is or may be indemnified against. The indemnitor shall have the right to defend against such claim or demand by counsel selected by indemnitor's liability insurer or such other counsel selected by indemnitor and reasonably satisfactory to the indemnified party. The indemnified party shall reasonably cooperate with the indemnitor, at the indemnitor's expense. The indemnitor shall not settle or approve the settlement of any claim without the approval of the indemnified party, which approval shall not be unreasonably withheld or delayed; provided, however, such approval shall not be required in connection with any settlement which includes an unconditional release of the indemnified party and for which there is no admission of any wrongdoing on any part of the indemnified party. The indemnified party shall not settle or approve the settlement of any claim without the approval of the indemnitor, which approval shall not be unreasonably withheld or delayed. Any separate counsel retained by the indemnified party shall be at its own expense.


                               COVENANTS OF SELLER

       COVENANTS. 1. During the period from the date hereof until the Closing Date, Seller shall:

       subject to subsections (b)(i) and (ii) below, be permitted to enter into any agreements with respect to all or any portion of the Property provided that such agreements expire by their terms on or prior to the Closing Date or, in the case of Contracts, may be terminated by the owner of the Property without penalty upon thirty (30) days' (or less) prior notice;

       maintain, or cause the Board of Managers to maintain, in full force and effect the insurance policies currently in effect with respect to the Property;

       promptly deliver to Purchaser copies of (a) written default notices, notices of lawsuits and notices of violations affecting either Unit that are sent or actually received by Seller, and (b) without duplication of anything contained in the preceding clause (a), any notice received from the City of New York, any taxing authority and any other municipal, governmental or quasi-governmental entity or agency pertaining to either Unit, and any notices received from the Grand Central Partnership;

       deliver to Purchaser, promptly after the execution and delivery thereof by all parties thereto, copies of all new Leases entered into, and all agreements pertaining to the termination, modification or amendment of Existing Leases, in each case entered into in accordance with the provisions of this Agreement; and

       operate and manage the Property in a manner consistent with current practice, including, without limitation, maintaining fire and other hazards extended coverage insurance, including the coverage set forth on the summary of Seller's insurance hereto as SCHEDULE 8.1(a)(v).

       During the period from the date hereof until the Closing Date, Seller shall not, except as permitted under Section 8.1(a) above, without Purchaser's prior approval:

       terminate, amend or modify any existing Lease, or enter into any new Lease for space at the Property or any material license or permit for space at or use of the Property;

       consent to any assignment of sublease by any tenant under any Lease, except as may be expressly required in accordance with a particular Lease;

       grant any consent or waiver under any Lease, except as may be expressly required in accordance with a particular Lease;

       apply any security deposits held under Leases in respect of defaults by tenants under the Leases;

       bring (or knowingly permit to be brought) on to, or remove or dispose from, the Property, any hazardous substances or materials in violation of applicable environmental laws;

       amend or modify (other than non-material amendments or modifications) or renew any of the Contracts unless such Contracts contain provisions complying with Section 8.1(a)(i) of this Agreement;

       sell, assign, or convey any right, title or interest whatsoever in or to the Units, or create or permit to exist any lien, security interest, easement, encumbrance, charge or condition affecting the Units (other than a Permitted Encumbrance), without the prior consent of Purchaser except to the extent relating to (x) leasing of the Units or portions thereof as permitted in accordance with this Agreement, or (y) items approved in writing by Purchaser;

       perform or cause to be performed any capital improvements or capital repairs at the Property. Notwithstanding the foregoing, Purchaser's prior approval shall not be required for: (a) capital improvements or capital repairs contemplated by Section 6.6 or otherwise required by law, (b) capital improvements or capital repairs which may be required in the event of an emergency to preserve the Property, or (c) capital improvements or capital repairs required in accordance with the terms and provisions of a tenant lease (collectively, "Seller Capital Improvements/Repairs"). In the event that Seller deems it necessary to perform a Seller Capital Improvement/Repair which does not require Purchaser's prior approval as described in the previous sentence, Seller shall use good faith efforts to notify Purchaser of such Seller Capital Improvement/Repair as soon as practicable. In the event Seller elects to perform a capital improvement or a capital repair not contemplated by Section 6.6 and which is (i) required by law, (ii) due to an emergency situation, (iii) approved by Purchaser, or (iv) required in accordance with the terms and provisions of a tenant lease, then the cost of such capital improvement or capital repair shall be borne solely by Seller. To the extent such costs can be passed through to a tenant pursuant to the terms of such tenant lease, then Seller shall receive a credit for such costs at Closing; or

       enter into any new Contracts.

       Whenever in Section 8.1(b) hereof Seller is required to obtain Purchaser's approval with respect to any transaction described therein, Purchaser shall, within five (5) business days after receipt of Seller's request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its disapproval within said five (5) business day period, Purchaser shall be deemed to have disapproved same.

       Seller shall cause the fire alarm system at the Building to be fully functional and fully operational prior to the Closing (i.e., Seller shall have completed the upgrade thereto as more particularly described in SCHEDULE 6.6 of this Agreement); provided, however, that it shall not be a condition to Closing that such work be completed, however, Seller's obligations to complete such work shall survive the Closing indefinitely.


                      ASSIGNMENTS BY SELLER AND ASSUMPTIONS
                   BY PURCHASER; SECURITY DEPOSITS; EMPLOYEES.

       ASSIGNMENTS AND ASSUMPTIONS. On the Closing Date, Seller agrees to assign to Purchaser, without recourse, representation or warranty (except as expressly set forth in this Agreement), all of Seller's right, title and interest in, and Purchaser agrees to assume Seller's obligations accruing on and after the Closing Date under, the documents described in clauses (i), (ii) and (iii) below:

       the Leases which are then in effect (together with any security deposited by the tenants thereunder);

       the Contracts which are then in effect; and

       the transferable permits, licenses and warranties, if any, relating to the Property.

       SECURITY DEPOSITS. Prior to the Closing, Seller shall have the right to return the security deposit of any tenant thereunder who is entitled to the return of such deposit pursuant to the terms of its Lease. At the Closing, Seller shall transfer or cause to be transferred to Purchaser the security deposits (together with interest accrued thereon, if any, less a 1% administrative fee if such cash security deposit has been deposited in an interest bearing account) then held by Seller and not applied to defaults or returned to tenants as above provided.

       EMPLOYEES. Seller and Purchaser agree that after the Closing Date Purchaser may either (x) offer the same employment by Purchaser (or by the property manager engaged by Purchaser) to any or all employees set forth on
SCHEDULE 9.3 who are union employees under their then current employment contracts or agreements, including any collective bargaining agreements or (y) terminate the employment of any or all such employees at the Property. Purchaser acknowledges that in the event it terminates any of such union employees or if it terminates any of the cleaning contractor, building engineer or carpenter of the Building or requires those companies to reduce their employees at the Property from those listed on SCHEDULE 9.3 and, as a result, any of the union employees engaged by such companies are terminated, certain termination benefits may be payable with respect to such terminated employees. Purchaser agrees that it shall be liable for the payment of all such termination benefits and hereby agrees to indemnify and hold harmless Seller and the other Seller Indemnified Parties from and against any loss, cost, damage, liability or expense (including, without limitations, reasonable attorneys' fees, court costs and disbursements) incurred by Seller or any other Seller Indemnified Party arising from or by reason of Purchaser's failure to pay such termination benefits as and when due and payable. Notwithstanding anything to the contrary contained in this Section, Seller and Purchaser agree that Purchaser shall not have any liability hereunder with respect to the termination of employment of any employees who do not spend the predominance of their time providing services to the base building operations at the Property. The provisions of this
Section 9.3 shall survive the Closing.


                         REPRESENTATIONS AND WARRANTIES

       REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents and warrants to Purchaser as of the date hereof that:

       Seller is a national banking association, duly organized and validly existing under the laws of the United States of America;

       Seller has the legal right, power and authority to enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Seller of its obligation hereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to the Purchaser;

       there are no litigations, governmental or administrative proceedings or arbitrations presently pending or, to Seller's actual knowledge, threatened in writing with respect to any of the Property (exclusive of the proceedings against tenants, tort and other liability proceeding for which adequate insurance coverage is available, and exclusive of the proceedings, if any, set forth on SCHEDULE 10.1(c) hereto) and Seller has delivered copies of all relevant documents, filings and other materials relating to any such proceeding or arbitrations (regardless of whether adequate insurance coverage is available and inclusive of the proceedings set forth on Schedule 10.1 (c) hereto). Purchaser shall have no liability under, or any obligation to pursue, such litigation or proceedings, except as it may elect under Section 6.2 or Section
6.3 hereof;

       Seller has not received written notice of any pending condemnation, eminent domain or similar proceedings with respect to the Property, and has no actual knowledge that any such proceedings are threatened or contemplated; there are no unrecorded rights of first offer to purchase, rights of first refusal to purchase, purchase options or similar rights or contractually required consents to transfer pertaining to the Property (other than that set forth in the Citi Office Lease);

       the fixtures, furniture, furnishings, equipment, machinery and other personal property attached to, appurtenant to or located on the Property (other than the Excluded Property which is not being transferred) have been fully paid for and are owned by Seller free and clear of all liens and encumbrances;

       a true and complete list of the Protest Proceedings, if any, and the law firms or consultants representing the Seller with respect thereto, is attached hereto as SCHEDULE 10.1(g);

       attached hereto as SCHEDULE 10.1(h) is a true, correct and complete list of the Leases in effect as of the date hereof, including, without limitation, all amendments, modifications, side letters or agreements pertaining thereto;

       attached hereto as SCHEDULE 10.1(i) is a true, correct and complete list of the Contracts in effect as of the date hereof, including, without limitation, all amendments, modifications, side letters or agreements pertaining thereto;

       attached hereto as SCHEDULE 10.1(j) is a true and complete list of the security deposits currently held by Seller under the Leases in effect as of the date hereof;

       attached hereto as SCHEDULE 10.1(k) is a tenant arrearage schedule which is true, correct and complete in all material respects as of the date hereof;

       There are no unpaid Leasing Commissions or Tenant Allowances which are either currently due and payable or earned (but not yet due or payable) except as set forth on SCHEDULE 10.1(l)(i) (as to Leasing Commissions) and SCHEDULE 10.1(l)(ii) (as to Tenant Allowances), it being understood that the foregoing representation excludes therefrom any representation as to Leasing Commissions or Tenant Allowances which may become due as the result of any renewal, extension, expansion or modification of any Existing Lease which has not been exercised as of the date hereof;

       attached hereto as SCHEDULE 10.1(m) is a true, correct and complete list of all written agreements and documents obligating Seller or the Existing Property Manager to pay Leasing Commissions that are not contained in a Lease, together with all amendments and modifications thereto ("Commission Agreements") to which Seller or Citicorp North America, Inc. is a named party or otherwise with respect to which Seller has actual knowledge. Seller has delivered to Purchaser true, correct and complete copies of all Commission Agreements, provided that such representation is limited to Seller's knowledge with respect to Commission Agreements not entered into by Seller or Citicorp North America, Inc.

       there is no spray-on asbestos located in the Building;

       Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

       no base rent, fixed rent or additional rent has been paid more than one
(1) month in advance by any tenant under any Lease, and Seller has not received any written notices by any tenant under any Lease asserting (x) a material default by Seller under such Lease, or a defense or off-set to rent or additional rent by any such tenant based on an allegation that Seller is in default of any of its obligations as landlord under any Lease, in both cases which default remains uncured or (y) any material claims of any nature; and

       Seller is permitted under applicable law to retain a 1% administrative fee with respect to security deposits held under each Lease with respect to which Seller is retaining a 1% administrative fee in accordance with the provisions of this Agreement.

Any and all uses of the phrase, "to the best of the Seller's knowledge" or other references to Seller's knowledge in this Agreement shall mean the actual, present, conscious knowledge of Brian McDonald, Leslie Heifetz and Michael Broido (the "Seller Knowledge Individuals") as to a fact at the time given without investigation or inquiry. Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other individual or entity, shall be imputed to the Seller Knowledge Individuals.

       REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser hereby represents and warrants to Seller as of the date hereof that:

       Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; and

       Purchaser has the legal right, power and authority to enter into this Agreement and perform all its obligations hereunder, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder, (x) have been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which Purchaser is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing and delivered to Seller.

       ACKNOWLEDGMENTS OF PURCHASER. Purchaser acknowledges and agrees for the benefit of Seller that:

       EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED BY SELLER TO PURCHASER CONTEMPORANEOUSLY HEREWITH, INCLUDING BY WAY OF EXAMPLE BUT NOT LIMITED TO REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 OF THIS AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED (HEREINAFTER COLLECTIVELY REFERRED TO IN THIS SECTION 10.3 AS THE "SURVIVING REPRESENTATIONS"), SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, AND PURCHASER

AGREES TO ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT, EXCEPT FOR THE SURVIVING REPRESENTATIONS, SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR THE ABSENCE OF REDHIBITORY OR LATENT VICES OR DEFECTS IN THE PROPERTY, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OR REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH THE PROPERTY MAY BE PUT, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES OR VALUE OF THE PROPERTY OR ANY PART THEREOF, (G) THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, SERVITUDE, RIGHT-OF-WAY, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PROPERTY, (H) ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PRESENCE OR ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ.). THE PROVISIONS OF THIS SECTION 10.3 SHALL BE BINDING ON PURCHASER AND SHALL SURVIVE THE CLOSING.

       PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, AND THE LEASES, CONTRACTS AND OTHER MATERIALS (INCLUDING, WITHOUT LIMITATION, TITLE MATERIALS AND FINANCIAL REPORTS) RELATING TO THE PROPERTY THAT PURCHASER DEEMED NECESSARY TO INSPECT AND REVIEW IN CONNECTION WITH THE

TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND PURCHASER HAS RETAINED SUCH ENVIRONMENTAL CONSULTANTS, STRUCTURAL ENGINEERS AND OTHER EXPERTS AS IT DEEMED NECESSARY TO INSPECT THE PROPERTY AND REVIEW SUCH MATERIALS. PURCHASER IS RELYING ON ITS OWN INVESTIGATION AND THE ADVICE OF ITS EXPERTS REGARDING THE PROPERTY, AND UPON ITS REVIEW OF LEASES, CONTRACTS, AND OTHER MATERIALS, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER (OTHER THAN THE SURVIVING REPRESENTATIONS). PURCHASER ACKNOWLEDGES THAT SELLER MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, REPORTS OR OTHER MATERIALS DELIVERED TO PURCHASER, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THE SURVIVING REPRESENTATIONS OR ELSEWHERE IN THIS AGREEMENT OR IN THE INSTRUMENTS EXECUTED AND DELIVERED AT CLOSING.

       REPRESENTATIONS NOT CONDITIONS TO CLOSING. The representations and warranties set forth herein above and all other representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date and with such changes as are permitted under, or result by reason of the effect of, this Agreement); it being agreed, however, that if any of such representations and warranties shall not be true and correct in all material respects as of the Closing Date, the truth and correctness of such representations and warranties shall not be conditions precedent to closing the transactions contemplated herein (and the parties shall continue to be absolutely and unconditionally obligated to consummate the transactions contemplated under this Agreement), but the non-breaching party's sole rights and remedies with respect to such breach shall be as set forth in the succeeding section. In addition, Purchaser acknowledges and agrees that its obligations under this Agreement shall not be subject to any financing or other contingency and Purchaser shall have no right to terminate this Agreement or receive a return of the Deposit (or the accrued interest thereon) except as expressly provided for in Sections 4.2, 13.1 (a), 13.1(b), 14.1(b) and 15.2 hereof.

       DAMAGES FOR BREACH OF REPRESENTATIONS. In the event of a material breach with respect to any representation or warranty made by Seller or Purchaser under this Agreement, the non-breaching party shall be entitled to pursue a claim with respect to such breach if and only if (i) written notice of such breach is given to the breaching party on or prior to the expiration of the applicable Survival Period (as hereinafter defined) for such breach, which notice must contain a reasonably detailed description of the facts relating to the claimed breach and
(ii) the liability and losses arising out of such breach, when aggregated with all other breaches, if any, of representations and warranties under this Agreement, shall exceed $2,500,000. For purposes of this Section 10.5, "Survival Period" shall mean: with respect to the representations and warranties in Sections 10.1(a), 10.1(b), 10.2(a) and 10.2(b), a period without expiration, and with respect to all other representations and warranties, a period of one (1) year commencing on the day following the Closing Date. The provisions of this
Section 10.5 shall survive the Closing.

                                     NOTICES

       NOTICES. All notices, demands, requests, approvals or other communications ("notices") required to be given or which may be given hereunder shall be in writing and shall be given by personal delivery with receipt acknowledged or by United States registered or certified mail, return receipt requested, postage prepaid or by Federal Express or other reputable national overnight courier service, and shall be deemed given when received or refused at the following addresses:

               If to Seller:
                                 Citibank, N.A.
                                 399 Park Avenue-3rd Floor
                                 New York, New York 10022
                                 Attention: Joseph Sprouls

               With copies to:
                                 Citigroup
                                 One Court Square
                                 8th Floor
                                 Long Island City, New York  11120
                                 Attention:  Ms. Leslie Heifetz

               and:
                                 Citigroup
                                 599 Lexington Avenue
                                 25th Floor - Zone 10
                                 New York, New York  10022
                                 Attention:  Michael Broido, Esq.

               and:
                                 Paul, Hastings, Janofsky & Walker LLP
                                 75 East 55th Street
                                 New York, New York  10022
                                 Attention:  Dean A. Stiffle, Esq.

               If to Purchaser:
                                 BP 399 Park Avenue LLC
                                 c/o Boston Properties, Inc.
                                 599 Lexington Avenue
                                 New York, New York 10022
                                 Attention: Robert Selsam

               With a copies to:
                                 Boston Properties, Inc.
                                 599 Lexington Avenue
                                 New York, New York  10022
                                 Attention:  Matthew W. Mayer, Esq.

                                 Skadden, Arps, Slate, Meagher & Flom  LLP
                                 4 Times Square
                                 New York, New York  10036
                                 Attention:  Benjamin F. Needell, Esq.


Each party may designate a change of address (or additional or substitute parties for notice) by notice to the other party, given at least fifteen (15) days before such change of address is to become effective. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.


                       CONFIDENTIALITY AND PRESS RELEASES

       CONFIDENTIALITY. Purchaser acknowledges and agrees that it shall be bound by all of the terms and conditions of that certain confidentiality letter agreement between Boston Properties and Seller dated as of July 26, 2002. Between the date hereof through and including the Closing Date and except as otherwise expressly provided in Section 12.2 below, Purchaser and Seller shall not (and shall use reasonable efforts to cause Purchaser's and Seller's respective agents, employees, attorneys and advisors including, without limitation, financial institutions to not) disclose, make known, divulge, disseminate or communicate the Purchase Price or any of the terms of this Agreement or this transaction or any agreement, document or understanding pertinent to the instant transaction without the consent of the other party, except (i) as required by law, (ii) to Purchaser's or Seller's employees and advisors involved in the transaction, (iii) to Purchaser's prospective lenders or investors or (iv) to Seller's lender or investors.

       PRESS RELEASES. Purchaser and Seller shall promptly after the execution of this Agreement issue a joint press release disclosing the material terms of the transaction, which press release shall be in the form of EXHIBIT Q attached hereto.

       SURVIVAL. The provisions of Section 12.1 shall survive the termination of this Agreement and the provisions of Section 12.2 shall survive the termination hereof or the Closing.

                             DAMAGE AND DESTRUCTION

       EFFECT OF DAMAGE. If all or any part of the Property is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date, whether or not such damage affects a material part of the Property, then:

       if the estimated cost of repair or restoration is less than or equal to $50,000,000 and if the estimated time to complete such repair or restoration is twelve (12) months or less, neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage. In such event, subject to the terms of the Condominium Declaration, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies and any rental interruption insurance (but not business interruption insurance) in effect with respect to the Property on account of said physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit against the cash due at Closing for the amount of the deductible on such casualty insurance policy, and in the case of an uninsured casualty of the type which is typically insured against in the case of a property comparable to the Property, Purchaser shall receive a credit against the cash due at Closing equal to the insurance proceeds which would have been payable under an insurance policy covering such casualty if such casualty had been insured against by Seller and assuming no deductible on such insurance policy. If a casualty shall occur with respect to the Property for which insurance is not available, or is not typically insured against, in the case of a property comparable to the Property, and if the estimated cost of repair or restoration is less than or equal to $50,000,000, Seller shall have the right at its election to credit against the cash due at Closing the cost of such repair and restoration, in which event the Closing shall occur in accordance with the provisions of this Agreement, or Seller shall have the right at its election not to credit against the cash due at Closing the cost of such repair or restoration, in which event the Closing shall not occur unless Purchaser elects to close notwithstanding the occurrence of such casualty without credit or adjustment from Seller in favor of Purchaser, and in which event the Closing shall occur in accordance with the provisions of this Agreement.

       if the estimated cost of repair or restoration exceeds $50,000,000 or if the estimated time to complete such repair or restoration exceeds twelve (12) months, both Purchaser and Seller shall have the option, exercisable within thirty (30) days after receipt of notice of the occurrence of such fire or other casualty and such factual information regarding the casualty and availability of insurance proceeds as is reasonably sufficient to enable Purchaser or Seller, as the case may be, to make an informed decision about whether or not to proceed to Closing, time being of the essence, to terminate this Agreement by delivering notice thereof to the other party, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other

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


casualty described in this clause (b) shall occur and neither Purchaser nor Seller shall have timely elected to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage and, in such event, subject to the terms of the Condominium Declaration, Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Property on account of said physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit from the cash due at Closing for the amount of the deductible on such casualty insurance policy.

       ESTIMATES. The estimated cost to repair and/or restore and the estimated time to complete contemplated in Section 13.1 above shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser's review and reasonable approval of the same and the provisions of
Section 13.3 below.

       DISPUTES. The provisions of this Article XIII supersede the provisions of
Section 5-1311 of the General Obligations Law of the State of New York. Any disputes under this Article XIII as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either party may request The Real Estate Board of New York, Inc., to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of office buildings in Manhattan. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.


                                  CONDEMNATION

       EFFECT OF CONDEMNATION. If, prior to the Closing Date, any part of the Property is taken (other than a temporary taking), or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Property of its intention to take, by eminent domain proceeding, any part of the Property (a "Taking"), then:

       if such Taking involves ten percent (10%) or less of the rentable area of the Building as determined by an independent architect chosen by Seller (subject to Purchaser's review and reasonable approval of such determination and the provisions of Section 14.2 below), neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) subject to the terms of the Condominium Declaration, assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may

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


have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser, subject to the terms of the Condominium Declaration, an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

       if such Taking involves more than ten percent (10%) of the rentable area of the Property as determined by an independent architect chosen by Seller (subject to Purchaser's review and reasonable approval of such determination and the provisions of Section 14.2(b) below), both Purchaser and Seller shall have the option, exercisable within thirty (30) days after receipt of notice of such Taking and such factual information regarding the Taking and the availability of awards or other proceeds of such Taking as is reasonably sufficient to enable Purchaser or Seller, as the case may be, to make an informed decision about whether or not to proceed to Closing, time being of the essence, to terminate this Agreement by delivering notice thereof to the other party, whereupon the Deposit (together with any interest earned thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this clause (b) shall occur and neither Purchaser nor Seller shall have timely elected to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) subject to the terms of the Condominium Declaration, assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser, subject to the terms of the Condominium Declaration, an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

       The provisions of this Article XIV supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York. Any disputes under this Article XIV as to whether the Taking involves more than ten percent (10%) of the rentable area of the Property shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the American Arbitration Association; provided that if Seller and Purchaser fall to agree on an arbitrator within five days after a dispute arises, then either party may request The Real Estate Board of New York, Inc. to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in Manhattan. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

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


                         DEFAULT BY PURCHASER OR SELLER

       PURCHASER DEFAULT. If Purchaser shall default in the payment of the Purchase Price or if Purchaser shall default in the performance of any of its other obligations to be performed on the Closing Date, Seller's sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit (and any interest earned thereon) as liquidated damages for Purchaser's default hereunder, it being agreed that the damages by reason of Purchaser's default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof. If Seller terminates this Agreement pursuant to a right given to it hereunder and Purchaser takes any action which interferes with Seller's ability to sell, exchange, transfer, lease, dispose of or finance the Property or take any other actions with respect thereto (including, without limitation, the filing of any lis pendens or other form of attachment against the Property), then the named Purchaser (and any assignee of Purchaser's interest hereunder) shall be liable for all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) incurred by Seller by reason of such action to contest by Purchaser.

       SELLER DEFAULT. If Seller shall default in any of its obligations to be performed on the Closing Date, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right subject to the other provisions of this Section 15.2 (i) to seek to obtain specific performance of Seller's obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after such default, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action or (ii) to receive a return of the Deposit (together with any interest earned thereon), it being understood that if Purchaser fails to commence an action for specific performance within sixty (60) days after such default, Purchaser's sole remedy shall be to receive a return of the Deposit (together with any interest earned thereon). Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance if Seller shall be prohibited from performing its obligations hereunder by reason of any law, regulation, or other legal requirement applicable to Seller.

       SURVIVAL. The provisions of this Article XV shall survive the termination hereof.


                            MISCELLANEOUS PROVISIONS

       SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, this Agreement shall be construed without such term, covenant, condition or provision.

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


       RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of any of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing executed by all of the parties hereto. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

       HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

       CONSTRUCTION. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender.

     ASSIGNMENT. Purchaser shall not assign its rights under this Agreement to any other party without the prior written consent of Seller; provided, however, that the Purchaser named herein shall have the one-time right to assign this Agreement to a "Controlled Affiliate" (as defined below). "Controlled Affiliate" shall mean any entity (i) controlled by Purchaser and (ii) the majority of the beneficial interests in which are owned, directly or indirectly, by Purchaser as of the date of the assignment and the Closing Date. "Controlled by" means the power and authority to direct the business and affairs of the assignee by reason of the ownership of a majority of the beneficial interests in such assignee, by contract or otherwise. Any such assignment shall be conditioned upon Purchaser delivering to Seller an executed original of the assignment and assumption agreement wherein the assignee assumes all of the obligations of the Purchaser named herein and proof reasonably satisfactory to Seller that the assignee constitutes a "Controlled Affiliate". An assignment or transfer of this Agreement shall not relieve the Purchaser named herein of any of its obligations hereunder which accrued prior to the date of such assignment. Except as set forth in Section 16.9 below, this Agreement and the terms, covenants, conditions, and provisions hereof, and the obligations, undertakings, rights and benefits hereunder, including the exhibits and schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective successors and assigns.

       1031 COOPERATION. Purchaser may acquire the Property as part of an Internal Revenue Code Section 1031 tax deferred exchange for the benefit of Purchaser. Seller agrees to assist and cooperate in all reasonable ways in such exchange at no cost, expense or liability to Seller and Seller further agrees to execute any and all documents (subject to reasonable approval of Seller and its legal counsel) as are reasonably necessary in connection with such exchange provided that in no event or under any circumstance shall the Closing be delayed beyond the Outside Closing Date as a result of any such Transaction. In connection with any such tax deferred exchange, Purchaser may assign all contract rights and obligations hereunder to a "qualified intermediary" or "exchange accommodation title holder" as such terms are defined in the Internal Revenue Code, relevant Treasury regulations and relevant revenue procedures and nothing contained in Section 16.5 hereof shall restrict any such assignment. As part of such

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


exchange, Seller shall not be obligated to acquire or convey any other property as part of such exchange. No permitted assignment under this Section shall relieve Purchaser of liability under this Agreement.

       COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

       GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF SELLER AND PURCHASER HEREUNDER DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FEDERAL STATUTORY OR COMMON LAW, AS APPLICABLE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

       JURISDICTION; VENUE. For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in New York County in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED that a reasonable time for appearance is allowed, and the parties hereto agree that such court shall have exclusive jurisdiction over any such suit, action or proceeding commenced under this Agreement. Each party hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in New York County in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

       NO THIRD-PARTY BENEFICIARIES. No person, firm or other entity other than the parties hereto (and to the extent provided herein, the other Seller Indemnified Parties) shall have any rights or claims under this Agreement. The representations, warranties, covenants and indemnities of each party hereunder shall run to the benefit of the parties hereto only (and to the extent provided herein, the other Seller Indemnified Parties), and not to any successors, assigns or other third parties.

       WAIVER OF TRIAL BY JURY. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

       BROKERS AND ADVISORS. 1. Seller and Purchaser each warrants and represents to the other that it has not dealt or negotiated with any broker in connection with the sale of the Property as provided by this Agreement. Seller and Purchaser each hereby agrees to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney's fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party.

(b) Seller shall be responsible for the payment of any sums due Salomon Smith Barney in its capacity as financial advisor to Seller and for the payment of all professionals and other advisors retained by the Seller in connection with the sale of the Property as provided by this Agreement. Purchaser shall be responsible for the payment of all professionals and advisors retained by Purchaser in connection with the sale of the Property as provided by this Agreement.

(c) The provisions of this Section 16.12 shall survive the Closing.

       INTEGRATION. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the specific matters agreed to herein and supersedes all prior agreements or understandings between the parties with respect to the matters contained herein. The parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

       ERISA. Purchaser represents and warrants to Seller that Purchaser is not an employee benefit plan or a governmental plan, or a party in interest of either of such plans, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investment of, and fiduciary obligations with respect to, a governmental plan. As used in this Section 16.14, the terms "employee benefit plan", "party in interest", "plan assets" and "governmental plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated in connection therewith. The representations and warranties contained in this Section 16.13 shall survive the Closing or the termination of this Agreement.

       AMENDMENTS. This Agreement may not be changed, modified or terminated, except by an instrument in writing signed by the parties hereto.

       FURTHER ASSURANCES; COOPERATION. The parties will execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and for carrying out the intentions or facilitating the consummation of the transactions contemplated by this Agreement. In furtherance thereof, the parties hereto shall cooperate with each other to effectuate the transactions contemplated by this Agreement and to minimize transaction costs. The parties further agree to cooperate with each other in connection with (i) any filings pursuant to Regulation SX, (ii) reviewing and addressing claims by tenants with respect to operating expenses billed at the Building, (iii) employment matters described in Section 9.3 of this Agreement, and (iv) any other matters relating to the period prior to the Closing. The provisions of this Section 16.16 shall survive the Closing for a period without expiration.

       TENANT ESTOPPELS. Seller shall request each of the Other Tenants under a Lease to deliver an estoppel certificate in the form of the Standard Tenant Estoppel and Seller shall exercise good faith, commercially reasonable efforts to cause such tenants to furnish executed Standard Tenant Estoppels and to deliver the same to Purchaser; provided, however, Purchaser will accept any Standard Tenant Estoppel with such modifications thereto (i) to conform the same to the form of estoppel such tenant is obligated to deliver under its applicable Lease, and such further non-material modifications thereof, (ii) making note of items which constitute Permitted Encumbrances or which Seller otherwise agrees to discharge, or (iii) to conform the same to the Leases or other information delivered to Purchaser or made available for its review.

       NO RECORDING. Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller's consent thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first referenced above.

                                         SELLER:


                                         CITIBANK, N.A.


                                         By:
                                            -----------------------------------
                                            Name:  Joseph W. Sprouls
                                            Title: Vice President


                                         BP 399 PARK AVENUE LLC


                                         By: Boston Properties, L.P., its sole
                                             member


                                             By: Boston Properties, Inc.,
                                                 its general partner



                                             By:
                                                -------------------------------
                                                Name:  Robert Selsam
                                                Title: Senior Vice President